                                                                    EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION



                                  BY AND AMONG



                   THE INTERNATIONAL CORNERSTONE GROUP, INC.,


                           CORNERSTONE BRANDS, INC.,


                       CORNERSTONE SN ACQUISITION CORP.,


                               SMITH & NOBLE LLC


                                      AND


                        THE MEMBERS OF SMITH & NOBLE LLC


                              ___________________



                                August 25, 1998

                               TABLE OF CONTENTS

                                   ARTICLE I

               MERGER OF TRANSITORY SUBSIDIARY INTO CORNERSTONE

                                                                            Page
 1.1  The Merger ..........................................................   1
 1.2  The Closing .........................................................   2
 1.3  Actions at the Closing ..............................................   2
 1.4  Additional Action ...................................................   2
 1.5  Conversion of Shares ................................................   2
 1.6  Options and Warrants ................................................   3
 1.7  Certificate of Incorporation ........................................   4
 1.8  By-laws .............................................................   5
 1.9  Directors ...........................................................   5
1.10  Assignment of Agreements ............................................   5
1.11  No Further Rights ...................................................   5

                                  ARTICLE II

                  CONTRIBUTION OF MEMBERS' INTERESTS IN S&N
                             TO NEWCO; LLC MERGER

 2.1  Transfer of Membership Interests ....................................   5
 2.2  Delivery of Shares ..................................................   6
 2.3  Actions at the Closing ..............................................   6
 2.4  Additional Action ...................................................   6
 2.5  Managers ............................................................   6
 2.6  No Further Rights ...................................................   7


                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

 3.1  Organization, Qualification and Corporate Power .....................   7
 3.2  Capitalization ......................................................   7
 3.3  Authorization of Transaction ........................................   8
 3.4  Noncontravention ....................................................   8
 3.5  Subsidiaries ........................................................   9
 3.6  Financial Statements ................................................   9
 3.7  Absence of Certain Changes ..........................................   9
 3.8  Undisclosed Liabilities .............................................   9
 3.9  Tax Matters .........................................................  10

                                                                            Page
3.10  Assets ..............................................................  11
3.11  Owned Real Property .................................................  12
3.12  Real Property Leases ................................................  13
3.13  Inventory ...........................................................  13
3.14  Intellectual Property ...............................................  14
3.15  Contracts ...........................................................  15
3.16  Accounts Receivable .................................................  16
3.17  Powers of Attorney ..................................................  16
3.18  Insurance ...........................................................  16
3.19  Litigation ..........................................................  16
3.20  Employees ...........................................................  17
3.21  Employee Benefits ...................................................  17
3.22  Environmental Matters ...............................................  19
3.23  Legal Compliance ....................................................  20
3.24  Permits .............................................................  21
3.25  Certain Business Relationships With Affiliates ......................  21
3.26  Brokers' Fees .......................................................  21
3.27  Books and Records; Bank Accounts ....................................  21
3.28  Product Warranty ....................................................  22
3.29  New Delaware LLC ....................................................  22
3.31  Investment Representations ..........................................  22
3.32  Disclosure ..........................................................  23


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF CORNERSTONE

 4.1  Organization .......................................................  23
 4.2  Capitalization .....................................................  24
 4.3  Authorization of Transaction .......................................  27
 4.4  Noncontravention ...................................................  28
 4.5  Cornerstone Subsidiaries ...........................................  29
 4.6  Financial Statements ...............................................  30
 4.7  Absence of Certain Changes .........................................  30
 4.8  Undisclosed Liabilities ............................................  30
 4.9  Tax Matters ........................................................  30
4.10  Assets .............................................................  32
4.11  Owned Real Property ................................................  32
4.12  Real Property Leases ...............................................  32
4.13  Inventory ..........................................................  33
4.14  Intellectual Property ..............................................  33
4.15  Contracts ..........................................................  34
4.16  Accounts Receivable ................................................  35
4.17  Insurance ..........................................................  35

                                                                            Page
4.18  Litigation ..........................................................  35
4.19  Employee Benefits ...................................................  35
4.20  Environmental Matters ...............................................  37
4.21  Legal Compliance ....................................................  37
4.22  Permits .............................................................  38
4.23  Certain Business Relationships With Affiliates ......................  38
4.24  Books and Records ...................................................  38
4.26  Interim Operations ..................................................  38
4.27  Tax Consequences of the Merger ......................................  38
4.28  Initial Public Offering .............................................  39
4.30  Disclosure ..........................................................  39


                                   ARTICLE V

                             PRE-CLOSING COVENANTS

 5.1  Reasonable Best Efforts; Notice and Consents;
      Hart-Scott-Rodino Act ...............................................  39
 5.2  Operation of Business ...............................................  40
 5.3  Full Access .........................................................  43
 5.4  Exclusivity .........................................................  43
 5.5  Net Worth ...........................................................  44
 5.6  Pooling Accounting ..................................................  44
 5.7  Transaction Expenses ................................................  44
 5.8  Final Form S-1 ......................................................  44

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

 6.1  Conditions to Obligations of Cornerstone and Affiliates .............  45
 6.2  Conditions to Obligations of S&N and the Members ....................  47


                                  ARTICLE VII

                            POST-CLOSING COVENANTS

 7.1  Stock Options .......................................................  49
 7.2  Stay Bonus Agreements ...............................................  50
 7.3  Board Observation Rights ............................................  50
 7.4  Agreements Regarding Disposition of NewCo Stock .....................  50
 7.5  Filing of Form S-1 ..................................................  51

                                 ARTICLE VIII

                                INDEMNIFICATION

                                                                            Page
 8.1  Indemnification by the Members ......................................  52
 8.2  Indemnification by Cornerstone ......................................  52
 8.3  Indemnification Claims ..............................................  52
 8.4  Survival of Representations and Warranties ..........................  54
 8.5  Limitations .........................................................  55

                                  ARTICLE IX

                                  TERMINATION

 9.1  Termination of Agreement ............................................  55
 9.2  Effect of Termination ...............................................  56

                                   ARTICLE X

                               OTHER AGREEMENTS

10.1  Press Releases and Announcements ....................................  57
10.2  No Third Party Beneficiaries ........................................  57
10.3  Entire Agreement ....................................................  57
10.4  Succession and Assignment ...........................................  57
10.5  Counterparts; Facsimile Signature ...................................  57
10.6  Headings ............................................................  57
10.7  Notices .............................................................  57
10.8  Governing Law .......................................................  58
10.9  Amendments and Waivers ..............................................  58
10.10 Severability ........................................................  59
10.11 Construction ........................................................  59
10.12 Incorporation of Exhibits and Schedules .............................  59

SCHEDULE:

Schedule 1.10 - Assigned Agreements

EXHIBITS:

A    Agreement of Merger
B    LLC Merger Documents
C    Contribution Documents

D    Draft Form S-1
E    Executive Agreement
F    Amended and Restated Registration Agreement
G    Letter Agreement
H    Amendment to Stockholders Agreement
I    Opinion of Vedder, Price, Kaufman & Kammholz
J    Opinion of Hale and Dorr LLP
K    Stock Options
L    Form of Stay Bonus Agreement and
     List of Stay Bonus Recipients

                             TABLE OF DEFINED TERMS

     Each of the following terms is defined in the Section of this Agreement indicated below.

     Defined Term                                 Section
     ------------                                 -------
ADR Service                                       8.3(d)
ADR Procedure                                     8.3(d)
Affiliates                                        3.15(e)
Agreed Amount                                     8.3(c)
Agreement                                         Introduction
Agreement of Merger                               1.1
Amendment to Stockholders Agreement               6.1(j)
Articles                                          3.1
CERCLA                                            3.22(a)
Claim Notice                                      8.3(b)
Claimed Amount                                    8.3(b)
Closing                                           1.2
Closing Date                                      1.2
Closing Transactions                              6.1
Code                                              Introduction
Contribute                                        2.1
Contribution Documents                            2.3(b)
Controlling Party                                 8.3(a)
Cornerstone                                       Introduction
Cornerstone Certificate                           6.2(f)
Cornerstone Disclosure Schedule                   Article IV
Cornerstone Employee Benefit Plans                4.19(a)
Cornerstone ERISA Affiliate                       4.19(a)
Cornerstone Financial Statements                  4.6
Cornerstone Lease                                 4.12
Cornerstone Material Contract                     4.15
Cornerstone Material Adverse Effect               4.1(a)
Cornerstone Subsidiary                            4.5(a)
Damages                                           8.1
Dispute                                           8.3(c)
Draft Form S-1                                    4.28
Effective Time                                    1.1
Employee Benefit Plan                             3.21(a)
Encumbrance                                       3.2(b)
Environmental Law                                 3.22(a)
ERISA                                             3.21(a)
ERISA Affiliate                                   3.21(a)
Exchange Act                                      3.15(e)

     Defined Term                                 Section
     ------------                                 -------
Expected Claim Notice                             8.4
Filed Form S-1                                    4.28
GAAP                                              3.6
Governmental Entity                               3.4(a)
Hart-Scott-Rodino Act                             3.4(a)
Indemnified Party                                 8.3(a)
Indemnifying Party                                8.3(a)
Intellectual Property                             3.14(a)
LLC Merger                                        2.3(a)
Materials of Environmental Concern                3.22(b)
Members                                           Introduction
Merger                                            1.1
Most Recent Cornerstone Balance Sheet             4.8
Most Recent Cornerstone Balance Sheet Date        4.6
Most Recent S&N Balance Sheet                     3.8
Most Recent S&N Balance Sheet Date                3.6
NewCo                                             Introduction
NewCo/S&N Shares                                  2.2
Non-Controlling Party                             8.3(a)
Operating Agreement                               3.1
Options                                           1.6(a)
Ordinary Course of Business                       3.8
Parties                                           Introduction
Permits                                           3.24
Reasonable Best Efforts                           5.1
Registration Agreement                            6.1(h)
Related Party Transactions                        3.25
Response                                          8.3(c)
S&N                                               Introduction
S&N Certificate                                   6.1(f)
S&N Disclosure Schedule                           Article III
S&N Employee Benefit Plans                        3.21(a)
S&N Financial Statements                          3.6
S&N Interest Contribution                         2.1
S&N Leases                                        3.12
S&N Material Adverse Effect                       3.1
S&N Material Contracts                            3.15
SEC                                               4.28
Securities Act                                    3.4(a)
Surviving Corporation                             1.1
Taxes                                             3.9(a)
Tax Returns                                       3.9(a)
Transitory Subsidiary                             Introduction
Warrants                                          1.6(b)

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into
                                                     ---------
as of August 25, 1998 by and among The International Cornerstone Group, Inc., a Delaware corporation ("Cornerstone"), Cornerstone Brands, Inc., a Delaware
                       -----------
corporation and a wholly owned subsidiary of Cornerstone ("NewCo"), Cornerstone
                                                           -----
SN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of NewCo (the "Transitory Subsidiary"), Smith & Noble LLC, a California limited
            ---------------------
liability company prior to the effectuation of the LLC Merger (as defined in
Section 2.3 below) and thereafter a Delaware limited liability company ("S&N"),
                                                                         ---
and Fred E. Kamgar, Moira E. Kamgar and Robert M. Perkowitz, being all of the members of S&N (the "Members"). Cornerstone, NewCo, the Transitory Subsidiary,
                     -------
S&N and the Members and the are referred to collectively herein as the
"Parties".
 -------

     This Agreement contemplates (i) a merger of the Transitory Subsidiary into Cornerstone pursuant to Section 251(g) of the Delaware General Corporation Law, in which Cornerstone is the surviving corporation, all of the securityholders of Cornerstone receive like securities of NewCo, and NewCo becomes the sole stockholder of Cornerstone, (ii) a merger of S&N into a newly-organized Delaware limited liability company and (iii) a contribution, assignment and transfer by the Members of 100% of their interest in such Delaware limited liability company to NewCo, in exchange for shares of common stock of NewCo. It is intended that the merger of the Transitory Subsidiary into Cornerstone constitute a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), that the reorganization and the
                                       ----
contribution, assignment and transfer by the Members of their S&N membership interests constitute tax-free transfers of property under Section 351 of the Code and that the transactions contemplated by this Agreement be accounted for as a "pooling of interests".

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the Parties agree as follows.

                                   ARTICLE I

                MERGER OF TRANSITORY SUBSIDIARY INTO CORNERSTONE

     1.1 The Merger.  Upon and subject to the terms and conditions of this
         ----------
Agreement, the Transitory Subsidiary shall merge with and into Cornerstone pursuant to Section 251(g) of the Delaware General Corporation Law (with such merger referred to herein as the "Merger") at the Effective Time (as defined
                                  ------
below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and Cornerstone shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The
                                          ---------------------
"Effective Time" shall be the time at which the Surviving Corporation files an
---------------
agreement of merger prepared and executed in accordance with Section 251(g) of the Delaware General Corporation Law (the

"Agreement of Merger") with the Secretary of State of the State of Delaware.
 -------------------
The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law. A copy of the Agreement of Merger is attached hereto as Exhibit A.
   ---------

     1.2 The Closing.  The closing of the transactions contemplated by this
         -----------
Agreement, including the S&N Interest Contribution (as defined in Section 2.1) (the "Closing"), shall take place at the offices of Hale and Dorr LLP in Boston,
      -------
Massachusetts, commencing at 9:00 a.m. local time on August 25, 1998, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event no later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing) set forth in Article VI hereof (the "Closing Date").
                                              ------------

     1.3  Actions at the Closing.  At the Closing (in addition to the Closing
          ----------------------
actions contemplated by Section 2.3):

          (a) S&N and the Members shall deliver, or cause to be delivered, to Cornerstone the various certificates, instruments and documents referred to in
Section 6.1;

          (b) Cornerstone shall deliver, or cause to be delivered, to the Members the various certificates, instruments and documents referred to in
Section 6.2; and

          (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Agreement of Merger.

     1.4 Additional Action.  The Surviving Corporation may, at any time after
         -----------------
the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either Cornerstone or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5 Conversion of Shares.  At the Effective Time, by virtue of the Merger
         --------------------
and without any action on the part of any Party or the holder of any of the following securities:

          (a) Each share of common stock, $.001 par value per share, of Cornerstone issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one share of common stock, $.001 par value per share, of NewCo.

          (b) Each share of Series A-1 Convertible Preferred Stock, $.01 par value per share, of Cornerstone issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one share of Series A-1 Convertible Preferred Stock, $.01 par value per share, of NewCo.

          (c) Each share of Series A-2 Convertible Preferred Stock, $.01 par value per share, of Cornerstone issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one share of Series A-2 Convertible Preferred Stock, $.01 par value per share, of NewCo.

          (d) Each share of Series A-3 Convertible Preferred Stock, $.01 par value per share, of Cornerstone issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one share of Series A-3 Convertible Preferred Stock, $.01 par value per share, of NewCo.

          (e) Each share of Series B Convertible Preferred Stock, $.01 par value per share, of Cornerstone issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one share of Series B Convertible Preferred Stock, $.01 par value per share, of NewCo.

          (f) Each share of Series C Convertible Preferred Stock, $.01 par value per share, of Cornerstone issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one share of Series C Convertible Preferred Stock, $.01 par value per share, of NewCo.

          (g) Each share of capital stock of Cornerstone held in Cornerstone's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

          (h) Each share of common stock, $.001 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.001 par value per share, of the Surviving Corporation.

          (i) Each share of common stock, $.001 par value per share, of NewCo issued and outstanding immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor and any certificates representing such shares shall be cancelled.

     1.6 Options and Warrants.
         --------------------

          (a) As of the Effective Time, all options to purchase shares of capital stock of Cornerstone issued by Cornerstone pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, shall be assumed by
                     -------
NewCo.

Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, an equal number and class of shares of capital stock of NewCo. The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time. The term, exercisability, vesting schedule, status as an "incentive stock option" under
Section 422 of the Code, if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

          (b) As of the Effective Time, all warrants to purchase shares of capital stock of Cornerstone ("Warrants"), whether vested or unvested, shall be
                               --------
assumed by NewCo. Immediately after the Effective Time, each Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrant at the Effective Time, an equal number and class of shares of capital stock of NewCo. The exercise price per share of each such assumed Warrant shall be equal to the exercise price of such Warrant immediately prior to the Effective Time. The term, exercisability and all of the other terms of the Warrants shall otherwise remain unchanged.

          (c) As soon as practicable after the Effective Time, NewCo shall deliver to the holders of Options and Warrants appropriate notices setting forth such holders' rights pursuant to such Options and Warrants, as amended by this
Section 1.6, and the agreements currently evidencing such Options and Warrants shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.6 and such notice).

          (d) NewCo shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NewCo capital stock for delivery upon exercise of the Options and Warrants assumed in accordance with this Section 1.6.

      1.7 Certificate of Incorporation.  The Certificate of Incorporation of the
          ----------------------------
Surviving Corporation shall be the same as the Certificate of Incorporation of Cornerstone immediately prior to the Effective Time, except that (a) the name of the corporation set forth therein shall be changed to "The Cornerstone Brands Group, Inc.", (b) the authorized capital stock of the Surviving Corporation shall be the same as the authorized capital stock of the Transitory Subsidiary and (c) a provision shall be added requiring that any act or transaction by or involving the Surviving Corporation that requires for its adoption under the Delaware General Corporation Law or the Certificate of Incorporation of the Surviving Corporation the approval of the stockholders of the Surviving Corporation shall, as required by Section 251(g) of the Delaware General Corporation Law, require, in addition, the approval of the stockholders of NewCo (or any successor by merger) by the same vote as is required by the Delaware General Corporation Law and/or by the Certificate of Incorporation of the Surviving Corporation.

     1.8  By-laws.  The By-laws of the Surviving Corporation shall be the same
          -------
as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to "The Cornerstone Brands Group, Inc."

     1.9  Directors.  The persons serving as directors of Cornerstone
          ---------
immediately prior to the Effective Time shall become the directors of NewCo effective as of the Effective Time.

     1.10 Assignment of Agreements.  Upon the Closing, Cornerstone shall assign
          ------------------------
to NewCo, effective upon the Effective Time, those agreements listed on Schedule
                                                                        --------
1.10 attached hereto.
----

     1.11 No Further Rights.  From and after the Effective Time, no shares of
          -----------------
capital stock of Cornerstone shall be deemed to be outstanding, and holders of certificates formerly representing shares of capital stock of Cornerstone shall cease to have any rights with respect thereto, except as provided herein or by law.


                                   ARTICLE II

                   CONTRIBUTION OF MEMBERS' INTERESTS IN S&N
                              TO NEWCO; LLC MERGER

     2.1  Transfer of Membership Interests.  Upon and subject to the terms and
          --------------------------------
conditions of this Agreement, and immediately following the Effective Time and the consummation of the LLC Merger (as defined in Section 2.3 below), each of the Members shall contribute, assign, transfer and convey ("Contribute") to
                                                            ----------
NewCo his or her entire right, title and interest in and to S&N (the "S&N
                                                                      ---
Interest Contribution"), and thereafter withdraw from S&N, and NewCo shall be
---------------------
admitted to S&N as a substitute member of S&N. Such Contribution by the Members shall transfer good and valid and marketable title to such interests, free and clear of all liens, mortgages, pledges, security interests, encumbrances, charges, contractual restrictions or covenants, options or other adverse claims, in each case whether arising by contract or by operation of law, except for those imposed by the S&N Limited Liability Company Agreement. If and to the extent the membership interests in S&N are represented by certificates or other written instruments, each Member shall deliver to NewCo the certificate or other written instrument reflecting its interest, duly endorsed for transfer. Each Member shall Contribute 100% of his or her respective interest in S&N to NewCo.

     2.2  Delivery of Shares.  In consideration of the contribution of interests
          ------------------
in S&N contemplated by Section 2.1 above, NewCo shall cause to be issued to the Members an aggregate of 4,166,111 of fully-paid and nonassessable common stock, $.001 par value per share, of NewCo (collectively, the "NewCo/S&N Shares").
                                                        ----------------
Seventy percent (70%) of the NewCo/S&N Shares shall be issued to Fred E. and Moira E. Kamgar, as community property, and thirty percent (30%) of such shares shall be issued to Robert M. Perkowitz.

     2.3  Actions at the Closing.  At the Closing:
          ----------------------

          (a) Immediately following the Merger, S&N shall be merged with and into a newly-organized Delaware limited liability company, which shall be the surviving entity in such merger (the "LLC Merger"), and the owners of and ownership interests in such surviving entity shall be identical to those of S&N. The LLC Merger shall be effectuated pursuant to and on the terms of a Merger Agreement in the form attached hereto as Exhibit B and certificates of merger to
                                         ---------
be filed in the Offices of the Secretary of State of the State of Delaware and the Secretary of State of the State of California.

          (b) Each of the Members shall deliver, or cause to be delivered, to NewCo, an instrument of contribution, assignment and assumption, and amendments to the Limited Liability Company Agreement and the Certificate of Formation of the surviving entity in the LLC Merger (which surviving entity shall be referred to herein as S&N in respect of all periods of time after the LLC Merger), substantially in the form and on the terms of Exhibit C attached hereto
                                              ---------
(collectively, the "Contribution Documents"), the certificates or other written
                    ----------------------
instruments representing their respective interests in S&N, if any, and such other agreements, instruments or certificates as may be reasonably necessary or appropriate to reflect the Contribution of their membership interests in S&N contemplated by Section 2.1; and

          (c) NewCo shall deliver, or cause to be delivered, to the Members certificates representing the NewCo/S&N Shares.

The consummation of the S&N Interest Contribution shall be deemed to occur immediately after the consummation of the Merger and the LLC Merger.

     2.4  Additional Action.  NewCo may, at any time after the Closing, take any
          -----------------
action, including executing and delivering any document, in the name and on behalf of S&N or any Member, in order to consummate the transactions contemplated by this Article II.

     2.5  Managers.  Fred E. Kamgar, the sole Manager of S&N immediately prior
          --------
to the Contribution described in Section 2.1 above shall tender his written resignation to S&N, which resignation shall be effective upon the Closing.

     2.6  No Further Rights.  From and after the consummation of the S&N
          -----------------
Interest Contribution, the Members shall cease to have any rights in or to S&N, including without limitation, rights with respect to distributions of cash or property from S&N (whether in respect of periods prior to or after the Closing
Date). The members shall have the right to request that Cornerstone amend, or cause S&N to amend, the income tax returns of S&N for periods ended prior to the Closing Date provided, however, that any such amendment shall not affect the content of the income tax returns for periods ending on or after the Closing Date and, provided further, that all expenses in connection with any such amendment shall be borne by the Members.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

     Each of the Members jointly and severally represents and warrants to Cornerstone and NewCo that the statements contained in this Article III are true and correct, except as set forth in the S&N Disclosure Schedule delivered by the Members to Cornerstone upon the execution of this Agreement (the "S&N Disclosure
                                                                  --------------
Schedule").  The S&N Disclosure Schedule shall be arranged in paragraphs
--------
corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosures in any paragraph of the S&N Disclosure Schedule shall qualify other paragraphs in this Article III only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs.

     3.1  Organization, Qualification and Corporate Power.  S&N is a limited
          -----------------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of California. S&N is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of S&N, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (an "S&N Material Adverse Effect"). S&N has all requisite limited
                    ---------------------------
liability company power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. S&N has furnished to Cornerstone true and complete copies of its Articles of Organization (the "Articles") and Operating Agreement (the "Operating
                   --------                                 ---------
Agreement"), each as amended and as in effect on the date hereof.  S&N is not in
---------
default under or in violation of any provision of its Articles or Operating Agreement.

     3.2  Capitalization.
          --------------

          (a) The Members constitute all of the legal and beneficial owners of interests in S&N, and Section 3.2 of the S&N Disclosure Schedule sets forth a complete and accurate list of each Member's Percentage Interest (as defined in the Operating Agreement) in and capital contribution to S&N. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which S&N is a party or which are binding upon S&N providing for the issuance, disposition or acquisition of any of its membership interests. There are no outstanding or authorized membership interest appreciation, phantom membership interest or similar rights with respect to S&N. All of the issued and outstanding interests in S&N were issued in compliance with applicable federal and state securities laws.

          (b) Each Member has good and marketable title to the membership interest described in Section 3.2 of the S&N Disclosure Schedule as being owned by him or her, free and clear of any lien, mortgage, pledge, security interest, encumbrance, charge, contractual restriction or covenant, option or other adverse claim, in each case whether arising by contract or by operation of law (an "Encumbrance").
     -----------

     3.3  Authorization of Transaction.  S&N and each Member have all requisite
          ----------------------------
power and authority to execute and deliver this Agreement and to perform its, his or her respective obligations hereunder. The execution and delivery of this Agreement by S&N and the consummation by S&N of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of S&N. This Agreement has been duly and validly executed and delivered by S&N and each Member and constitutes a valid and binding obligation of S&N and each Member, enforceable against S&N and each Member in accordance with its terms.

     3.4  Noncontravention.
          ----------------

          (a) Subject to (x) compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable
                                         --------------
state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), (y) the filing of the Agreement
                       ---------------------
of Merger as required by the Delaware General Corporation Law, and (z) the filing of Certificates of Merger in respect of the LLC Merger as required by the limited liability company statutes of the States of California and Delaware, neither the execution and delivery of this Agreement by S&N or any of the Members, nor the consummation by S&N or any of the Members of the transactions contemplated hereby (including without limitation the LLC Merger), will (i) conflict with or violate any provision of the Articles or Operating Agreement,
(ii) require on the part of S&N or any of the Members any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"),
                                   -------------------

(iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, agreement or instrument to which S&N or any Member is a party or by which it is bound or to which any of its assets or properties is subject, except to the extent any such conflict, breach, default, acceleration, termination, modification or cancellation, or the failure to give or obtain any such notice, consent or waiver, would not have an S&N Material Adverse Effect, (iv) result in the imposition of any Encumbrance upon any S&N membership interest or any assets or properties of S&N or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to S&N, any of the Members or any of their respective assets or properties.

          (b) Each of the Members and S&N has waived all notice, purchase, sale, first offer or refusal and other rights under the Operating Agreement and the Member's Agreement dated July 1, 1996 among S&N and the Members that would apply to the transactions contemplated by this Agreement.

     3.5  Subsidiaries.  S&N does not own any equity interest in any
          ------------
corporation, partnership or other entity.

     3.6  Financial Statements.  S&N has provided to Cornerstone (a) the audited
          --------------------
balance sheets and statements of income, and cash flows of S&N for each of the two fiscal years in the period ended January 31, 1998 and (b) the unaudited balance sheet and statements of income, and cash flows as of and for the interim period ended June 30, 1998 (the "Most Recent S&N Balance Sheet Date"). Such
                                 ----------------------------------
financial statements (collectively, the "S&N Financial Statements") have been
                                         ------------------------
prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered
             ----
thereby, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of S&N as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of S&N; provided, however, that the S&N Financial
                              --------  -------
Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

     3.7  Absence of Certain Changes.  Since the Most Recent S&N Balance Sheet
          --------------------------
Date, (a) there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, an S&N Material Adverse Effect, and (b) S&N has not taken any of the actions set forth in paragraphs (i) through
(xiv) of Section 5.2(a), except for such actions which are specifically contemplated or permitted hereunder.

     3.8  Undisclosed Liabilities.  S&N has no liability, except for (a)
          -----------------------
liabilities shown on the balance sheet referred to in clause (b) of Section 3.6 (the "Most Recent
      -----------

S&N Balance Sheet"), (b) liabilities which have arisen since the Most Recent
-----------------
S&N Balance Sheet Date in the ordinary course of business consistent with past custom and practice ("Ordinary Course of Business") and (c) contractual and
                      ---------------------------
other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

     3.9  Tax Matters.
          -----------

          (a) S&N has filed on a timely basis all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. S&N has paid, or will pay, on a timely basis all Taxes (as defined below) due on or before the Closing Date, whether or not shown to be due on any such Tax Returns. The unpaid Taxes of S&N for tax periods through the Most Recent S&N Balance Sheet Date do not exceed the accruals and reserves (excluding reserves for deferred Taxes) for Taxes set forth on the Most Recent S&N Balance Sheet. All Taxes attributable to the period from and after the Most Recent S&N Balance Sheet Date and continuing through the Closing Date are attributable to the conduct by S&N of its operations in the ordinary course of business. S&N has no actual or potential liability for any Tax obligation of any taxpayer other than S&N. All Taxes that S&N is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar
                 -----
assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means
                                                              -----------
all reports, returns, declarations, statements, forms or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) S&N has delivered to Cornerstone correct and complete copies of all U.S. federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by S&N since June 28, 1996, the date on which S&N was organized. No U.S. federal income Tax Returns of S&N have been audited by the Internal Revenue Service. No U.S. federal income Tax Returns of any predecessor to the business or operations of S&N that remain open under applicable statutes of limitation (whether an individual or entity) have been audited by the Internal Revenue Service and the U.S. Federal Income Tax Returns for years ended on or prior to December 31, 1993 are closed by the applicable statute of limitations, in respect of such business or operations (the Members acknowledging that Fred E. and Moira E. Kamgar conducted such business and operations prior to June 28,
1996) . No examination or audit of any Tax Returns of S&N by any Governmental Entity is currently in progress or, to the knowledge of any Member, threatened or contemplated. S&N has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to an assessment of or deficiency in Taxes.

          (c) S&N is not a party to any Tax allocation or sharing agreement or Tax indemnity agreement. S&N has never filed Tax Returns on a combined, consolidated or unitary basis with any other business entity in any jurisdiction or has otherwise been liable, by contract or otherwise, for any Taxes of any other business entity.

          (d) S&N is not a party to any tax litigation nor is it the subject of any tax audit. S&N has no reason to suspect any tax litigation attributable to periods ended before or including the Closing Date. Classifications, definitions, valuation and principles used in the accounts of S&N are in accordance with classifications, definitions, valuations and principles used in the Tax Returns of S&N. S&N is not and has never been a party to any transaction or agreement which is in conflict with the tax rules on transfer pricing in any relevant jurisdiction.

          (e) For all periods since inception, S&N has been a limited liability company taxed as a partnership for federal income tax purposes.

          (f) None of the assets of S&N is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of S&N directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

          (g) S&N has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code nor has S&N had operations which are or may hereafter become reportable under Section 999 of the Code.

          (h) None of the Members are persons other than United States persons within the meaning of the Code.

     3.10 Assets.  S&N owns or leases all tangible assets necessary for the
          ------
conduct of its business as currently conducted and as currently proposed to be conducted. Such tangible assets are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are used. No asset of S&N (tangible or intangible) is subject to any Encumbrance, except (i) liens for current taxes not yet due and payable, and (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use or disposition of the property subject thereto or otherwise materially impair business operations involving such properties.

     3.11 Owned Real Property.  Section 3.11 of the S&N Disclosure Schedule
          -------------------
lists all real property that S&N owns. With respect to each parcel of such real property:

          (a) the identified owner has good and clear record and marketable title to such parcel, insurable by a recognized national title insurance company at standard rates, free and clear of any Encumbrance, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the uses, occupancy or value of such parcel for its current use.

          (b) there are no (i) pending or, to the knowledge of any Member, threatened condemnation proceedings relating to such parcel, (ii) pending or, to the knowledge of any Member, threatened litigation or administrative actions relating to such parcel, or (iii) other matters affecting materially and adversely the use, occupancy or value thereof;

          (c) the legal description for such parcel contained in the deed thereof describes such parcel fully and adequately; the buildings and improvements may be used as of right under applicable zoning and land use laws for the current uses, and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of current setback requirements, zoning laws and ordinances and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and such parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (d) there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than S&N and those tenants under leases disclosed in Section 3.11 of the S&N Disclosure Schedule) the right of use or occupancy of any portion of such parcel;

          (e) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

          (f) such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

          (g) S&N has not received notice of, and to the knowledge of any Member, there is no proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the parcels; and

          (h) each parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (i) to fulfill any zoning, building code, or other municipal or governmental requirement, (ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or (iii) to fulfill the requirements of any lease. No building or other improvement not included in the parcels relies on any part of the parcels to fulfill any zoning, building code, or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities. Each of the parcels is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.

     3.12 Real Property Leases.  Section 3.12 of the S&N Disclosure Schedule
          --------------------
lists, as of the date hereof, all real property leased or subleased to or by S&N and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. S&N has delivered to Cornerstone correct and complete copies of the leases and subleases (as amended to date) listed in Section 3.12 of the S&N Disclosure Schedule. With respect to each lease and sublease required to be listed in Section 3.12 of the S&N Disclosure Schedule ("S&N
                                                                       ---
Leases"):
------

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

          (c) neither S&N nor, to the knowledge of any Member, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by S&N or, to the knowledge of any Member, any other party thereto; and

          (d) S&N has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     3.13 Inventory. All inventory of S&N, whether or not reflected on the Most
          ---------
Recent S&N Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent S&N Balance Sheet. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis. The quantities of inventory are not excessive in the present circumstances of S&N. Since the Most Recent S&N Balance Sheet Date, there has been no material change in the accounting policies or accounting procedures applicable to the inventory of S&N.

     3.14 Intellectual Property.
          ---------------------

          (a) S&N owns or has the right to use all material items of Intellectual Property (as defined below) used in the operation of its respective business or necessary for the operation of its businesses as currently conducted or as currently proposed to be conducted. Each material item of Intellectual Property owned by or used in the operation of the business of S&N will be owned or available for use by S&N on identical terms and conditions immediately following the Closing. S&N has taken all reasonable measures to protect the proprietary nature of each material item of Intellectual Property, and to maintain in confidence all material trade secrets and confidential information, that it owns or uses. To the knowledge of any Member, no other person or entity has any rights to any of the Intellectual Property owned by S&N and no other person or entity is infringing, violating or misappropriating any material item of Intellectual Property that S&N owns or uses. For purposes of this Agreement, "Intellectual Property" means all (i) patents, patent applications, patent
 ---------------------
disclosures, (ii) all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents (and the patent applications, registrations and applications for registrations related thereto), (iii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iv) copyrights and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and
(viii) copies and tangible embodiments thereof; provided however, that the Members are making no representations hereunder as to any "off-the-shelf" software programs.

          (b) None of the activities or business currently conducted by S&N, or conducted by S&N at any time within the six years prior to the date of this Agreement infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. S&N has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation which would have a S&N Material Adverse Effect.

          (c) Section 3.14 of the S&N Disclosure Schedule lists each issued patent, registered trademark or service mark which has been issued to S&N with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark or service mark registration which S&N has made with respect to any of its Intellectual Property, and identifies each license or other agreement pursuant to which S&N has granted any rights to, or has received any rights from, any third party with respect to any of its Intellectual Property.

     3.15 Contracts.  Section 3.15 of the S&N Disclosure Schedule lists, as of
          ---------
the date of this Agreement, the following agreements to which S&N is a party

("S&N Material Contracts"):
------------------------

          (a) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for payments in excess of $100,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of commodities, supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $150,000, or
(iii) in which S&N agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $150,000 or under which it has imposed (or may impose) an Encumbrance on any of its assets, tangible or intangible;

          (d) any agreement concerning confidentiality, non-solicitation or noncompetition, except for any agreement concerning confidentiality which was entered into in connection with the proposed sale of S&N;

          (e) any agreement involving any of the Members or their affiliates

("Affiliates"), as defined in Rule 12b-2 under the Securities Exchange Act of
------------
1934, as amended (the "Exchange Act");
                       ------------

          (f) any agreement the termination of which would have an S&N Material Adverse Effect;

          (g) any agreement which requires S&N to indemnify any other party thereto; and

          (h) any other agreement (or group of related agreements) either involving more than $150,000 or not entered into in the Ordinary Course of Business.

S&N has delivered to Cornerstone a correct and complete copy of each S&N Material Contract. With respect to each S&N Material Contract listed: (i) the S&N Material Contract is legal, valid, binding and enforceable and in full force and effect; (ii) the S&N Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither S&N nor, to the knowledge of any Member, any other party, is in material breach or violation of, or material default under, any such S&N Material Contract, and no event or action has occurred, is pending or, to the knowledge of any Member, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by S&N or, to the knowledge of any Member, any other party under such S&N Material Contract. S&N is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 3.15 of the S&N Disclosure Schedule under the terms of this Section
3.15.

     3.16 Accounts Receivable.  All accounts receivable of S&N are valid
          -------------------
receivables subject to no setoffs or counterclaims.

     3.17 Powers of Attorney.  There are no outstanding powers of attorney
          ------------------
executed on behalf of S&N.

     3.18 Insurance.  Section 3.18 of the S&N Disclosure Schedule sets forth
          ---------
each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which S&N is a party or otherwise a named insured or the beneficiary. With respect to each such insurance policy: (i) such policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) S&N is not in material breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration, under such policy; and (iv) S&N has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.

     3.19 Litigation.  There is no action, suit, proceeding or claim before any
          ----------
Governmental Entity or arbitrator pending, or, to the knowledge of any Member, threatened against S&N or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could have an S&N Material Adverse Effect. There is no judgment, injunction, decree or order against S&N that could have an S&N Material Adverse Effect.

     3.20 Employees.
          ---------

          (a) Section 3.20 of the S&N Disclosure Schedule contains a list of all employees of S&N whose annual rate of compensation exceeds $40,000 per year, along with the position and the annual rate of compensation of each such person. To the knowledge of any Member, no such employee has any plans to terminate employment with S&N.

          (b) S&N is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. No Member has any knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of S&N.

     3.21 Employee Benefits.
          -----------------

          (a) Section 3.21(a) of the S&N Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by S&N or any ERISA Affiliate (as defined below) ("S&N
                                                                      ---
Employee Benefit Plans").  For purposes of this Agreement, "Employee Benefit
----------------------                                      ----------------
Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of
----
the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any
                                                                  -----
"employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is or at any applicable time
            ---------------
was a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes S&N. Complete and accurate copies of
(i) all S&N Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten S&N Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each S&N Employee Benefit Plan, have been delivered to Cornerstone. Each S&N Employee Benefit Plan has been administered in accordance with its terms, except where the failure to so administer would not have a S&N Material Adverse Effect. S&N and its ERISA Affiliates have satisfied their respective obligations with respect to the S&N Employee Benefit Plans and have made all required contributions thereto, except where the failure to satisfy such obligations or to make such contributions would not have a S&N Material Adverse Effect. S&N and all S&N Employee Benefit Plans are in compliance in all respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder, except where the failure to so comply would not have a S&N Material Adverse Effect.

          (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the S&N Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings pending or, to the Members' knowledge threatened, against or involving any S&N Employee Benefit Plan or asserting any rights or claims to benefits under any S&N Employee Benefit Plan that could give rise to any material liability.

          (c) All the S&N Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code are either standardized prototype plans or have received determination letters from the Internal Revenue Service to the effect that such S&N Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such S&N Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

          (d) Neither S&N nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (e) At no time has S&N or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) There are no unfunded obligations under any S&N Employee Benefit Plan providing benefits after termination of employment to any employee of S&N (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.

          (g) No act or omission has occurred and no condition exists with respect to any S&N Employee Benefit Plan that would subject S&N or any ERISA Affiliate to (i) any fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any S&N Employee Benefit Plan which (with respect to either clause (i) or clause
(ii)) would have an S&N Material Adverse Effect.

          (h) No S&N Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (i) Each S&N Employee Benefit Plan is amendable and terminable unilaterally by S&N at any time without liability to S&N as a result thereof and no S&N Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits S&N from amending or terminating any such S&N Employee Benefit Plan.

          (j) Section 3.21(j) of the S&N Disclosure Schedule discloses each: (i) agreement with any equityholder, manager or other key employee of S&N (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving S&N of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such manager or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from S&N that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding S&N, including without limitation any membership interest option plan, membership interest appreciation right plan, restricted membership interest plan, membership interest purchase plan, severance benefit plan, or any S&N Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (k) Section 3.21(k) of the S&N Disclosure Schedule sets forth the policies of S&N with respect to accrued vacation, accrued sick time and earned time-off.

     3.22 Environmental Matters.
          ---------------------

          (a) S&N has complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of any Member, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving S&N, the outcome of which would have a S&N Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal,
                                          -----------------
state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").
 --------

          (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by S&N that would have a S&N Material Adverse Effect. With respect to any such releases of Materials of Environmental Concern, S&N has given all required notices to Governmental Entities (copies of which have been provided to Cornerstone). No Member is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by S&N that would have a S&N Material Adverse Effect. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants
            ----------------------------------
or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

          (c) Set forth in Section 3.22(c) of the S&N Disclosure Schedule is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by S&N (whether conducted by or on behalf of S&N or a third party, and whether done at the initiative of S&N or directed by a Governmental Entity or other third party) which S&N has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to Cornerstone.

     3.23 Legal Compliance.  S&N, and the conduct and operations of its
          ----------------
business, have been and are currently in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which is applicable to S&N or its business, except for any violation of or default under a law above which would not have an S&N Material Adverse Effect.

     3.24 Permits.  Section 3.24 of the S&N Disclosure Schedule sets forth a
          -------
list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by S&N. Such
                                 -------
listed Permits are the only Permits that are required for S&N to conduct its business, except for those the absence of which would not have an S&N Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of any Member, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

     3.25 Certain Business Relationships With Affiliates.  No Member or
          ----------------------------------------------
Affiliate of S&N (i) owns any property or right, tangible or intangible, which is used in the business of S&N, (ii) has any claim or cause of action against S&N, or (iii) owes any money to, or is owed money by, S&N (except for normal salary and benefits) (the agreements, arrangements and relationships described in this sentence are hereinafter referred to as "Related Party Transactions").
                                                 --------------------------
Section 3.25 of the S&N Disclosure Schedule describes any such Related Party Transactions which are reflected in the S&N Financial Statements.

     3.26 Brokers' Fees.  S&N has no liability or obligation to pay any fees or
          -------------
commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than the fees and expenses of Barrington Associates described in Section 3.26 of the S&N Disclosure Schedule.

     3.27 Books and Records; Bank Accounts.
          --------------------------------

          (a) The minute books and other similar records of S&N contain true and complete records of all actions taken at any meetings of S&N's Members, Managers or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of S&N accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of S&N and have been maintained in accordance with good business and bookkeeping practices. Fred E. Kamgar currently serves as, and has at all times since the formation of S&N served as, the sole manager of S&N.

          (b) Section 3.27 of the S&N Disclosure Schedule lists all bank accounts and safe deposits of S&N, and all authorized signatories thereto.

     3.28 Product Warranty.   No product manufactured or sold by S&N is subject
          -----------------
to any guaranty, warranty, right of return or other indemnity other than S&N's standard terms and conditions of sale, which are set forth in Section 3.28 of the S&N Disclosure Schedule.

     3.29 New Delaware LLC.  The Delaware limited liability company into which
          ----------------
S&N will be merged in the LLC Merger will be formed solely for the purpose of engaging in the LLC Merger, will have engaged in no other business activities, and will conduct its operations only as contemplated by this Agreement, and on the Closing Date such limited liability company shall be duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to transact business and in good standing in California and in each jurisdiction in which S&N is currently qualified to transact business.

     3.30 Tax Consequences of the LLC Merger.  No gain or loss for U.S. federal
          ----------------------------------
income tax purposes will be recognized by S&N as a result of the LLC Merger.

     3.31 Investment Representations.
          --------------------------

          (a) Each Member is acquiring the NewCo/S&N Shares for his or her own account for investment only, and not with a view to, or for sale in connection with, any distribution of the NewCo/S&N Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

          (b) Each Member has had adequate opportunity to obtain from representatives of Cornerstone such information about Cornerstone as is necessary to evaluate the merits and risks of the transactions contemplated by this Agreement; provided, however, that this representation shall not affect Cornerstone's and NewCo's representations, warranties and covenants contained in this Agreement or otherwise.

          (c) Each Member has sufficient expertise in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the NewCo/S&N Shares and to make an informed investment decision with respect to such acquisition.

          (d) Each Member understands that the NewCo/S&N Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and that the NewCo/S&N Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (e) Each Member understands that a legend substantially in the following form will be placed on each certificate representing the NewCo/S&N
Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.
     In addition, the shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933, as amended, applies and may only be transferred in accordance with the provisions of such rule"

     3.32 Disclosure.  No representation or warranty by any Member contained in
          ----------
this Agreement, and no statement contained in the S&N Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of S&N or any Member pursuant to and specifically referenced in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF CORNERSTONE

     Cornerstone and NewCo, jointly and severally, represent and warrant to the Members that the statements contained in this Article IV are true and correct, except as set forth in the Cornerstone Disclosure Schedule delivered by Cornerstone to the Members upon the execution of this Agreement (the "Cornerstone Disclosure Schedule"). The Cornerstone Disclosure Schedule shall
--------------------------------
be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV, and the disclosures in any paragraph of the Cornerstone Disclosure Schedule shall qualify other paragraphs in this Article IV only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs.

     4.1  Organization.
          ------------

          (a) Cornerstone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Cornerstone is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of Cornerstone and the Cornerstone Subsidiaries (as defined below), taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (a "Cornerstone Material Adverse Effect"). Cornerstone has all
              -----------------------------------
requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Cornerstone has furnished to the Members true and complete copies of the respective Certificate of Incorporation and By-laws of each of Cornerstone and NewCo, each as amended and as in effect on the date hereof. Cornerstone is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

          (b) NewCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (c) The Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2  Capitalization.
          --------------

          (a) As of the date of this Agreement, the authorized capital stock of Cornerstone consists of (a) 40,000,000 shares of Common Stock, par value $.001 per share, of which 24,107,127 shares are issued and outstanding as of the date of this Agreement, and (b) 67,750 shares of Preferred Stock, $.01 par value per share, of which (i) 35,000 shares have been designated as Series A-1 Convertible Preferred Stock, none of which shares are issued and outstanding as of the date of this Agreement, (ii) 20,000 shares have been designated as Series A-2 Convertible Preferred Stock, none of which shares are issued and outstanding as of the date of this Agreement, (iii) 1,500 shares have been designated as Series A-3 Convertible Preferred Stock, none of which shares are issued and outstanding as of the date of this Agreement, (iv) 9,000 shares have been designated as Series B Convertible Preferred Stock, none of which shares are issued and outstanding as of the date of this Agreement, and 750 of which are reserved for issuance upon conversion of Series C Preferred Stock, and (v) 2,250 shares of Series C Convertible Preferred Stock, of which 750 shares are issued and outstanding as of the date of this Agreement. The outstanding shares of Series C Convertible Preferred Stock are convertible, after September 7, 1998, into an aggregate of 750 shares of Series B Convertible Preferred Stock, which are convertible into an aggregate of 164,833 shares of Common Stock. As of the date of this Agreement, (u) an aggregate of 1,222,192 shares of Common Stock are reserved for issuance upon the exercise of options under Cornerstone's 1995 Stock Option Plan (the "Plan") outstanding as of the date of this Agreement, (v) an aggregate of 241,342 shares of Common Stock are reserved for issuance upon exercise of options which have not yet been granted under the Plan, (w) an aggregate of 280,000 shares of Common Stock are reserved for issuance upon the exercise of other options outstanding as of the date of this Agreement, (x) an aggregate of 315,000 shares are reserved for issuance upon exercise of warrants outstanding as of the date of this Agreement, and (y) an aggregate of 4,000,000 shares are reserved for issuance upon exercise of options which have not yet been granted under Cornerstone's 1998 Stock Incentive Plan, 1998 Director Stock Option Plan and 1998 Employee Stock Purchase Plan. All of the issued and outstanding shares of capital stock of Cornerstone are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     Section 4.2(a)(I) of the Cornerstone Disclosure Schedule sets forth a correct and complete list of the following information as of the date of this
Agreement: (I) each Cornerstone stockholder, indicating in each case the number and class of shares owned by such stockholder, and the number of shares owned by such stockholder on an as converted basis, (II) each Cornerstone option holder, warrant holder or holder of other equity interests in Cornerstone, indicating in each case the number and class of shares of Cornerstone stock issuable to such holder, and the number of shares issuable to such holder on an as converted basis, if appropriate, and (III) the number and percentage of the total shares of Cornerstone Common Stock owned by each of the foregoing persons assuming exercise of all outstanding options and warrants, and on an as converted basis.

     Section 4.2(a)(II) of the Cornerstone Disclosure Schedule sets forth for each Cornerstone Subsidiary (as defined in Section 4.5 below) a correct and complete list of the following information as of the date of this Agreement:
(I) each stockholder (or, in the case of any Cornerstone Subsidiary which is not a corporation, each equity owner) of such Cornerstone Subsidiary, indicating in each case the number and class of shares (or other interests, as applicable) owned by such holder, and the number of shares (or other interests, as applicable) owned by such stockholder on an as converted basis, (II) each Cornerstone Subsidiary option holder, warrant holder or holder of other equity interests in such Cornerstone Subsidiary, indicating in each case the number and class of shares of such Cornerstone Subsidiary's stock issuable to such holder, and the number of shares issuable to such holder, on an as converted basis, if appropriate, and (III) the percentage of the total shares of such Cornerstone Subsidiary's Common Stock (or other equity interests) owned by each of the foregoing persons assuming exercise of all options and warrants, and on an as converted basis. Taking into account and as of immediately following the consummation of the Closing Transactions, the information included in Section 4.2(a)(II) of the Cornerstone Disclosure Schedule shall be complete and accurate in all material respects.

          (b) As of the date of this Agreement, the authorized capital stock of NewCo consists of (a) 40,000,000 shares of Common Stock, par value $.001 per share, of which 1,000 shares are issued and outstanding as of the date of this Agreement and owned by Cornerstone, and (b) 67,750 shares of Preferred Stock, $.01 par value per share, of which (i) 35,000 shares have been designated as Series A-1 Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement, (ii) 20,000 shares have been designated as Series A-2 Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement, (iii) 1,500 shares have been designated as Series A-3 Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement, (iv) 9,000 shares have been designated as Series B Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement, and (v) 2,250 shares of Series C Convertible Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of NewCo are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the NewCo/S&N Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     Taking into account and as of immediately following the consummation of the Closing Transactions, including without limitation, the issuance of the NewCo/S&N Shares: the authorized capital stock of NewCo will consist of 40,000,000 shares of Common Stock, par value $.001 per share, of which 28,273,238 shares will be issued and outstanding as of such date, and (b) 67,750 shares of Preferred Stock, $.01 par value per share, of which (i) 35,000 shares will have been designated as Series A-1 Convertible Preferred Stock, none of which shares will be issued and outstanding as of such date, (ii) 20,000 shares will have been designated as Series A-2 Convertible Preferred Stock, none of which shares will be issued and outstanding as of such date, (iii) 1,500 shares will have been designated as Series A-3 Convertible Preferred Stock, none of which shares will be issued and outstanding as of such date, (iv) 9,000 shares will have been designated as Series B Convertible Preferred Stock, none of which shares will be issued and outstanding and 750 of which shall be reserved for issuance upon conversion of Series C Convertible Preferred Stock as of such date, and (v) 2,250 shares of Series C Convertible Preferred Stock, of which 750 shares will be issued and outstanding as of such date; the outstanding shares of Series C Convertible Preferred Stock will be convertible, after September 7, 1998, into an aggregate of 750 shares of Series B Convertible Preferred Stock, which shares will be convertible into an aggregate of 164,833 shares of Common Stock; and (u) an aggregate of 1,259,315 shares of Common Stock will be reserved for issuance upon the exercise of options under Cornerstone's 1995 Stock Option Plan (the "Plan") outstanding as of such date, (v) an aggregate of 204,219 shares of Common Stock will be reserved for issuance upon exercise of options which have not yet been granted under the Plan, (w) an aggregate of 280,000 shares of Common Stock will be reserved for issuance upon the exercise of other options outstanding as of such date, (x) an aggregate of 315,000 shares will be reserved for issuance upon exercise of warrants outstanding as of such date, and
(y) an aggregate of 4,000,000 shares will be reserved for issuance upon exercise of options which have not yet been granted under Cornerstone's 1998 Stock Incentive Plan, 1998 Director Stock Option Plan and 1998

Employee Stock Purchase Plan; except to the extent that the number of shares of Common Stock which are issued and outstanding (or reserved for issuance) may change based on exercises of outstanding warrants and options between the date of this Agreement and the Closing Date. Taking into account and as of immediately following the consummation of the Closing Transactions, all of the issued and outstanding shares of capital stock of NewCo will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

     Section 4.2(b) of the Cornerstone Disclosure Schedule sets forth a correct and complete list of the following information, taking into account and as of immediately following the consummation of the Closing Transactions, including the issuance of the NewCo/S&N Shares: (I) each NewCo stockholder, indicating in each case the number and class of shares owned by such stockholder and the number of shares owned by such stockholder on an as converted basis, (II) each NewCo option holder, warrant holder or holder of other equity interests in NewCo, indicating in each case the number and class of shares of NewCo stock issuable to such holder and the number of shares issuable to such holder on an as converted basis, if appropriate, and (III) the number and percentage of the total shares of NewCo Common Stock owned by each of the foregoing persons assuming exercise of all outstanding options and warrants, and on an as converted basis; except to the extent that the number of shares of Common Stock which are issued and outstanding (or reserved for issuance) may change based on exercises of outstanding warrants and options between the date of this Agreement and the Closing Date, Cornerstone acknowledging that the information contained in clause (III) of this sentence shall not change between the date of this Agreement and the Closing Date.

          (c) The authorized capital stock of the Transitory Subsidiary consists of 1,000 shares of Common Stock, par value $.001 per share, all of which shares are issued and outstanding as of the date of this Agreement and owned by NewCo.

     4.3  Authorization of Transaction.
          ----------------------------

          (a) Cornerstone has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
The execution and delivery of this Agreement by Cornerstone and the consummation by Cornerstone of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Cornerstone. This Agreement has been duly and validly executed and delivered by Cornerstone and constitutes a valid and binding obligation of Cornerstone, enforceable against it in accordance with its terms.

          (b) NewCo has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by NewCo and the consummation by NewCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of NewCo. This Agreement has been duly and validly executed and delivered by NewCo and constitutes a valid and binding obligation of NewCo, enforceable against it in accordance with its terms.

          (c) The Transitory Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Transitory Subsidiary and the consummation by the Transitory Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Transitory Subsidiary and constitutes a valid and binding obligation of the Transitory Subsidiary, enforceable against it in accordance with its terms.

     4.4  Noncontravention.  Subject to (i) compliance with the applicable
          ----------------
requirements of the Securities Act and any applicable state securities laws and the Hart-Scott-Rodino Act and (ii) the filing of the Agreement of Merger as required by the Delaware General Corporation Law:

          (a) neither the execution and delivery of this Agreement by Cornerstone, nor the consummation by Cornerstone of the transactions contemplated hereby, will (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Cornerstone, (ii) require on the part of Cornerstone any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, agreement or instrument to which Cornerstone or any Cornerstone Subsidiary is a party or by which it is bound or to which any of its respective assets or properties is subject, except to the extent any such conflict, breach, default, acceleration, termination, modification or cancellation, or the failure to give or obtain any such notice, consent or waiver, would not have a Cornerstone Material Adverse Effect, (iv) result in the imposition of any Encumbrance upon any assets or properties of Cornerstone or any Cornerstone Subsidiary or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cornerstone or any Cornerstone Subsidiary or any of their respective assets or properties;

          (b) neither the execution and delivery of this Agreement by NewCo, nor the consummation by NewCo of the transactions contemplated hereby, will (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of NewCo, (ii) require on the part of NewCo any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, agreement or instrument to which NewCo is a party or by which it is bound or to which any of its assets or properties is subject,
(iv) result in the imposition of any Encumbrance upon any assets or properties of NewCo or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to NewCo or any of its assets or properties; and

          (c) neither the execution and delivery of this Agreement by the Transitory Subsidiary, nor the consummation by the Transitory Subsidiary of the transactions contemplated hereby, will (i) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Transitory Subsidiary, (ii) require on the part of the Transitory Subsidiary any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, agreement or instrument to which the Transitory Subsidiary is a party or by which it is bound or to which any of its assets or properties is subject, (iv) result in the imposition of any Encumbrance upon any assets or properties of the Transitory Subsidiary or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Transitory Subsidiary or any of its assets or properties.

     4.5  Cornerstone Subsidiaries.
          ------------------------

          (a) Section 4.5 of the Cornerstone Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which Cornerstone has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Cornerstone Subsidiary" and, collectively, the "Cornerstone
                  ----------- ----------                          -----------
Subsidiaries"); and (ii) the jurisdiction of organization of each Cornerstone
------------
Subsidiary.

          (b) Each Cornerstone Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Cornerstone Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Cornerstone Material Adverse Effect. Each Cornerstone Subsidiary has all requisite corporate, partnership or other applicable power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. All of the issued and outstanding equity interests of each Cornerstone Subsidiary owned (directly or indirectly) by Cornerstone are, to the extent applicable to the type of organization of each of such entities, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity interests of each Cornerstone Subsidiary that are owned (directly or indirectly) by Cornerstone are owned free and clear of any Encumbrances. Cornerstone does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Cornerstone Subsidiary.

     4.6  Financial Statements.  Cornerstone has provided to S&N (a) the audited
          --------------------
consolidated balance sheets and statements of income, stockholders' equity and cash flows of Cornerstone for each of the two fiscal years in the period ended January 31, 1998 and (b) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the interim period ended June 30, 1998 (the "Most Recent Cornerstone Balance Sheet
                                         -------------------------------------
Date").  Such financial statements (collectively, the "Cornerstone Financial
----                                                   ---------------------
Statements") have been prepared in accordance with GAAP applied on a consistent
----------
basis throughout the periods covered thereby, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Cornerstone as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Cornerstone; provided, however, that the Cornerstone Financial Statements
             --------  -------
referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

     4.7  Absence of Certain Changes.  Since the Most Recent Cornerstone Balance
          --------------------------
Sheet Date, there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, a Cornerstone Material Adverse Effect.

     4.8  Undisclosed Liabilities.  Cornerstone has no liabilities, except for
          -----------------------
(a) liabilities shown on the balance sheet referred to in clause (b) of Section
4.6 (the "Most Recent Cornerstone Balance Sheet"), (b) liabilities which have
          -------------------------------------
arisen since the Most Recent Cornerstone Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

     4.9  Tax Matters.
          -----------

          (a) Cornerstone and each Cornerstone Subsidiary has filed on a timely basis all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. Cornerstone and each of the Cornerstone Subsidiaries has paid, or will pay, on a timely basis all Taxes due on or before the Closing Date, whether or not shown to be due on any such Tax Returns. The unpaid Taxes of Cornerstone on a consolidated basis which, for purposes of this Section 4.9, takes into account each Cornerstone Subsidiary, for tax periods through the Most Recent Cornerstone Balance Sheet Date do not exceed the accruals and reserves (excluding reserves for deferred Taxes) for Taxes set forth on the Most Recent Cornerstone Balance Sheet. All Taxes attributable to the period from and after the Most Recent Cornerstone Balance Sheet Date and continuing through the Closing Date are attributable to the conduct by Cornerstone of its operations on a consolidated basis in the ordinary course of business. Cornerstone has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included Cornerstone during a prior period) other than Cornerstone and the Cornerstone Subsidiaries. All Taxes that Cornerstone or any Cornerstone Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (b) Cornerstone has delivered to S&N correct and complete copies of all U.S. federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Cornerstone since June 8, 1995, the date of its organization. No U.S. federal income Tax Return of Cornerstone has been audited by the Internal Revenue Service and no U.S. federal income tax return of any Cornerstone Subsidiary has been so audited. No examination or audit of any Tax Returns of Cornerstone or any Cornerstone Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of Cornerstone, threatened or contemplated. Neither Cornerstone nor any Cornerstone Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to an assessment of or deficiency in Taxes.

          (c) Cornerstone is not, nor is any Cornerstone Subsidiary, a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of Cornerstone or any Cornerstone Subsidiary are subject to an election under Section 341(f) of the Code. Neither Cornerstone, nor any Cornerstone Subsidiary, has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

          (d) Cornerstone is not a party to any Tax allocation or sharing agreement or Tax indemnity agreement nor has any Cornerstone Subsidiary been a party to such an agreement. Except for filings of a group of which only Cornerstone and the Cornerstone Subsidiaries are members, Cornerstone has never filed Tax Returns on a combined, consolidated or unitary basis with any other business entity (other than a Cornerstone Subsidiary) in any jurisdiction or has otherwise been liable, by contract or otherwise, for any Taxes of any other business entity.

          (e) Cornerstone is not and has never been, nor has any Cornerstone Subsidiary been (at any time at which it was a Cornerstone Subsidiary), a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code)

(other than a group of which only Cornerstone and the Cornerstone Subsidiaries are members). Cornerstone has not made an election under Treasury Reg. Section 1.1502-20(g). Cornerstone is not required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2(b).

          (f) Cornerstone is not, and no Cornerstone Subsidiary is, a party to any tax litigation nor is any of them the subject of any tax audit. Neither Cornerstone nor any Cornerstone Subsidiary has any reason to suspect any tax litigation attributable to periods ended before or including the Closing Date. Classifications, definitions, valuation and principles used in the accounts of Cornerstone are in accordance with classifications, definitions, valuations and principles used in the Tax Returns of Cornerstone or the respective Cornerstone Subsidiary. Neither Cornerstone nor any Cornerstone Subsidiary is or has been a party to any transaction or agreement which is in conflict with the tax rules on transfer pricing in any relevant jurisdiction.

     4.10 Assets.  Cornerstone and/or a Cornerstone Subsidiary owns or leases
          ------
all tangible assets necessary for the conduct of Cornerstone's and the Cornerstone Subsidiaries' businesses as currently conducted and as currently proposed to be conducted. Such tangible assets are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are used. No asset of Cornerstone or any Cornerstone Subsidiary (tangible or intangible) is subject to any Encumbrance, except (i) liens for current taxes not yet due and payable, and
(ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use or disposition of the property subject thereto or otherwise materially impair business operations involving such properties.

     4.11 Owned Real Property. Cornerstone and/or the Cornerstone Subsidiaries
          -------------------
own, lease, sublease or otherwise have satisfactory occupancy arrangements with respect to all real property necessary for the conduct of their respective businesses as currently conducted. With respect to each parcel of such real property which is owned by Cornerstone or any Cornerstone Subsidiary, the owner has good and clear record and marketable title to such parcel, insurable by a recognized national title insurance company at standard rates, free and clear of any Encumbrance, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which would not have a Cornerstone Material Adverse Effect.

     4.12 Real Property Leases.  Neither Cornerstone nor any Cornerstone
          --------------------
Subsidiary, nor, to the knowledge of Cornerstone, any other party to any Cornerstone Lease (as defined below) is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by Cornerstone, any Cornerstone Subsidiary or, to the knowledge of Cornerstone, any other party thereto, under any Cornerstone Lease. "Cornerstone Lease" means any
                                                   -----------------
lease or sublease of real property which is leased or subleased by Cornerstone or any Cornerstone Subsidiary.

     4.13 Inventory.  All inventory of Cornerstone and the Cornerstone
          ---------
Subsidiaries, whether or not reflected on the Most Recent Cornerstone Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Cornerstone Balance Sheet. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis. The quantities of inventory are not excessive in the present circumstances of Cornerstone and the Cornerstone Subsidiaries. Since the Most Recent Cornerstone Balance Sheet Date, there has been no material change in the accounting policies or accounting procedures applicable to the inventory of Cornerstone or the Cornerstone Subsidiaries.

     4.14 Intellectual Property.
          ---------------------

          (a) Cornerstone and/or a Cornerstone Subsidiary owns or has the right to use all material items of Intellectual Property used in the operation of their respective businesses or necessary for the operation of such businesses as currently conducted or as currently proposed to be conducted. Each material item of Intellectual Property owned by or used in the operation of the business of Cornerstone and/or the Cornerstone Subsidiaries will be owned or available for use by them on identical terms and conditions immediately following the Closing. Cornerstone and the Cornerstone Subsidiaries have taken all reasonable measures to protect the proprietary nature of each material item of Intellectual Property, and to maintain in confidence all material trade secrets and confidential information, that it owns or uses. To the knowledge of Cornerstone, no other person or entity has any rights to any of the Intellectual Property owned by Cornerstone and/or the Cornerstone Subsidiaries and no other person or entity is infringing, violating or misappropriating any material item of Intellectual Property that Cornerstone and/or the Cornerstone Subsidiaries owns or uses.

          (b) None of the activities or business currently conducted by Cornerstone or any Cornerstone Subsidiary, or conducted by Cornerstone or any Cornerstone Subsidiary at any time within the six years prior to the date of this Agreement infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. Neither Cornerstone nor any Cornerstone Subsidiary has received any complaint, claim or notice alleging any such infringement, violation or misappropriation which would have a Cornerstone Material Adverse Effect.

          (c) Neither Cornerstone nor NewCo is making any representations hereunder as to any "off-the-shelf" software programs.

     4.15 Contracts.  With respect to each Cornerstone Material Contract (as
          ---------
defined below): (i) the Cornerstone Material Contract is legal, valid, binding and enforceable and in full force and effect; (ii) the Cornerstone Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) neither Cornerstone, nor any Cornerstone Subsidiary, nor, to the knowledge of Cornerstone, any other party, is in material breach or violation of, or material default under, any such Cornerstone Material Contract, and no event or action has occurred, is pending or, to the knowledge of Cornerstone, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by Cornerstone or any Cornerstone Subsidiary, or, to the knowledge of Cornerstone, any other party under such Cornerstone Material Contract. As used herein, "Cornerstone Material Contract" means any of the
                            -----------------------------
following agreements to which Cornerstone, NewCo or any Cornerstone Subsidiary is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for payments in excess of $150,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of commodities, supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $200,000, or
(iii) in which Cornerstone or any Cornerstone Subsidiary agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (c) any agreement (or group of related agreements) under which Cornerstone or any Cornerstone Subsidiary has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $200,000 or under which it has imposed (or may impose) an Encumbrance on any of its assets, tangible or intangible;

          (d) any agreement concerning confidentiality, non-solicitation or noncompetition;

          (e) any agreement involving any of the stockholders of Cornerstone or their Affiliates;

          (f) any agreement the termination of which would have a Cornerstone Material Adverse Effect;

          (g) any agreement which requires Cornerstone or any Cornerstone Subsidiary to indemnify any other party thereto; and

          (h) any other agreement (or group of related agreements) either involving more than $200,000 or not entered into in the Ordinary Course of Business.

Section 4.15 of the Cornerstone Disclosure Schedule sets forth a complete list of all Cornerstone Material Contracts to which Cornerstone or NewCo is a party (but does not list any Cornerstone Material Contract to which any Cornerstone Subsidiary is a party).

     4.16 Accounts Receivable.  All accounts receivable of Cornerstone and the
          -------------------
Cornerstone Subsidiaries are valid receivables subject to no setoffs or counterclaims.

     4.17 Insurance.  Cornerstone and/or the Cornerstone Subsidiaries have
          ---------
obtained insurance policies (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) in scope and amount customary and reasonable for the businesses in which they are engaged. With respect to each such insurance policy: (i) such policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) neither Cornerstone nor any Cornerstone Subsidiary is in material breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration, under such policy; and (iv) neither Cornerstone nor any Cornerstone Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.

     4.18 Litigation.  There is no action, suit, proceeding or claim before any
          ----------
Governmental Entity or arbitrator pending, or, to the knowledge of Cornerstone, threatened against Cornerstone or any Cornerstone Subsidiary, nor any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could have a Cornerstone Material Adverse Effect. There is no judgment, injunction, decree or order against Cornerstone or any Cornerstone Subsidiary that could have a Cornerstone Material Adverse Effect.

     4.19 Employee Benefits.
          -----------------

          (a) All Employee Benefit Plans maintained, or contributed to, by Cornerstone or any Cornerstone ERISA Affiliate (as defined below) (collectively, the "Cornerstone Employee Benefit Plans") have been administered in accordance
     ----------------------------------
with their respective terms, except where the failure to so administer such plans would not have a Cornerstone Material Adverse Effect. "Cornerstone ERISA
                                                              -----------------
Affiliate" shall have the same meaning as ERISA Affiliate (as defined in Section
---------
3.21(a)) except that "Cornerstone" shall be substituted for "S&N." Cornerstone and the Cornerstone ERISA Affiliates have satisfied their respective obligations with respect to the Cornerstone Employee Benefit Plans and have made all required contributions thereto, except where the failure to satisfy such obligations or to contribute to the Cornerstone Employee Benefit Plans would not have a Cornerstone Material Adverse Effect. Cornerstone and all Cornerstone Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder, except where the failure to so comply would not have a Cornerstone Material Adverse Effect.

          (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Cornerstone Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings pending or, to Cornerstone's knowledge, threatened against or involving any Cornerstone Employee Benefit Plan or asserting any rights or claims to benefits under any Cornerstone Employee Benefit Plan that could give rise to any material liability.

          (c) All the Cornerstone Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code are either standardized prototype plans or have received determination letters from the Internal Revenue Service to the effect that such Cornerstone Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Cornerstone Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

          (d) Neither Cornerstone nor any Cornerstone ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (e) At no time has Cornerstone or any Cornerstone ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) There are no material unfunded obligations under any Cornerstone Employee Benefit Plan providing benefits after termination of employment to any employee of Cornerstone (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.

          (g) No act or omission has occurred and no condition exists with respect to any Cornerstone Employee Benefit Plan that would subject Cornerstone or any Cornerstone ERISA Affiliate to (i) any fine, penalty, tax or liability or any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Cornerstone Employee Benefit Plan which (with respect to either clause (i) or clause (ii)) would have a Cornerstone Material Adverse Effect.

     4.20 Environmental Matters.
          ---------------------

          (a) Cornerstone and each Cornerstone Subsidiary have complied in all material respects with all applicable Environmental Laws. There is no pending or, to the knowledge of Cornerstone, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving Cornerstone or any Cornerstone Subsidiary, the outcome of which would have a Cornerstone Material Adverse Effect.

          (b) There have been no releases of any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by Cornerstone that would have a Cornerstone Material Adverse Effect. With respect to any such releases of Materials of Environmental Concern, Cornerstone has given all required notices to Governmental Entities (copies of which have been provided to Cornerstone). Cornerstone is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by Cornerstone that would have a Cornerstone Material Adverse Effect.

     4.21 Legal Compliance.  Cornerstone and each Cornerstone Subsidiary, and
          ----------------
the conduct and operations of their businesses, have been and are currently in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which is applicable to Cornerstone or such Cornerstone Subsidiary or its business, except for any violation of or default under a law which would not have a Cornerstone Material Adverse Effect.

     4.22 Permits. Cornerstone or the Cornerstone Subsidiaries have all Permits
          -------
that are required for Cornerstone and the Cornerstone Subsidiaries to conduct their respective businesses, except for those the absence of which would not have a Cornerstone Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of Cornerstone, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

     4.23 Certain Business Relationships With Affiliates.  No stockholder or
          ----------------------------------------------
Affiliate of Cornerstone (other than a Cornerstone Subsidiary) (i) owns any property or right, tangible or intangible, which is used in the business of Cornerstone or any Cornerstone Subsidiary, (ii) has any material claim or cause of action against Cornerstone or any Cornerstone Subsidiary, or (iii) except as noted in the Cornerstone Financial Statements, owes any money to, or is owed money by, Cornerstone or any Cornerstone Subsidiary (except for normal salary and benefits).

     4.24 Books and Records.  The minute books and other similar records of
          -----------------
Cornerstone contain true and complete records of all actions taken at any meetings of the stockholders and Board of Directors of Cornerstone, or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Cornerstone, and the books and records of each Cornerstone Subsidiary in respect of all periods since February 1, 1996, (x) accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Cornerstone and each of the Cornerstone Subsidiaries, and (y) have been maintained in accordance with good business and bookkeeping practices.

     4.25 Accounting Matters.  To the knowledge of Cornerstone, after consulting
          ------------------
with Cornerstone's independent auditors, neither Cornerstone nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent NewCo from accounting for the business combinations to be effected at the Closing as a "pooling of interests" in conformity with GAAP.

     4.26 Interim Operations.  Each of NewCo and the Transitory Subsidiary was
          ------------------
formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     4.27 Tax Consequences of the Merger. For U.S. federal income tax purposes,
          ------------------------------
no gain or loss will be recognized by Cornerstone, any Cornerstone stockholder, NewCo or the Transitory Subsidiary as a result of the Merger, and solely for purposes of the Members satisfying the control requirement of Section 351 of the Code (as a result of the Merger, the S&N Interest Contribution and any related transfers), the stockholders of Cornerstone will be treated as transferors (as described in Section 351) of their stock to NewCo in exchange for NewCo stock to the extent they would have been transferors had they transferred their stock directly to NewCo, provided, however, that no representation is made as to whether the requirements of Section 351 of the Code are otherwise satisfied.

     4.28 Initial Public Offering.  Attached hereto as Exhibit D is a draft of
          -----------------------                      ---------
the Form S-1 Registration Statement of NewCo which is to be filed by NewCo with the Securities and Exchange Commission (the "SEC") as contemplated by Section
                                             ---
7.5 below (the "Draft Form S-1").  The Draft Form S-1, with such changes thereto
                --------------
as Cornerstone may in its sole discretion determine, to be filed with the SEC pursuant to and in accordance with Section 7.5 (the "Filed Form S-1"), will not
                                                     --------------
contain any untrue statement of material fact nor will it omit to state any material fact necessary in order to make the statements therein not misleading; provided however, that no claim may be brought against NewCo or Cornerstone based on (a) any portion of the Filed Form S-1 that is modified, amended or changed in response to comments on the Filed Form S-1 or any amendment thereto made by the SEC or the National Association of Securities Dealers, Inc. or (b) information contained therein which was provided by or based on information provided by S&N or the Members.

     4.29 Filing of Form S-1.  Cornerstone and NewCo, after conferring with
          ------------------
their underwriters, have no reason to believe that the Registration Statement on Form S-1 described in Section 7.5 below will not be filed with the Securities and Exchange Commission promptly following the Closing.

     4.30 Disclosure.  No representation or warranty by Cornerstone or NewCo
          ----------
contained in this Agreement, and no statement contained in the Cornerstone Disclosure Schedule, any document, certificate or other instrument delivered to or to be delivered by or on behalf of Cornerstone, any Cornerstone Subsidiary or NewCo pursuant to and specifically referenced in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                   ARTICLE V

                             PRE-CLOSING COVENANTS

     5.1  Reasonable Best Efforts; Notice and Consents; Hart-Scott-Rodino Act.
          -------------------------------------------------------------------

          (a) Each of the Parties shall each use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts") (i) to take, or cause to be
                          -----------------------
taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) to obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Parties in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (iii) as promptly as practicable, to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable federal or state securities laws, the Hart-Scott-Rodino Act (the Parties acknowledging that all filings under the Hart-Scott-Rodino Act have been made prior to the date hereof, and termination of all required review and waiting periods thereunder has occurred prior to the date hereof) and any related governmental request thereunder, and any other applicable law. The Parties shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing Parties and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Each of the Parties shall use its Reasonable Best Efforts to furnish to the other Parties all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

          (b) Each of the Parties shall give any notices to third parties, and use their Reasonable Best Efforts to obtain any third party consents related to or required in connection with the transactions contemplated by this Agreement that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the S&N Disclosure Schedule or the Cornerstone Disclosure Schedule or (C) required to prevent an S&N Material Adverse Effect or a Cornerstone Material Adverse Effect from occurring prior to or after the Closing.

     5.2  Operation of Business.
          ---------------------

          (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, S&N shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, S&N shall not, without the written consent of Cornerstone:

              (i) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any membership interest or any rights, warrants or options to acquire any membership interest;

              (ii) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

              (iii) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 3.21(j) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

              (iv) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

              (v) amend its Articles or Organization or the Operating Agreement;

              (vi) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

              (vii) discharge or satisfy any Encumbrance or pay any obligation or liability other than in the Ordinary Course of Business;

              (viii) mortgage or pledge any of its property or assets or subject any such assets to any Encumbrance;

              (ix) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any S&N Material Contract;

              (x) make or commit to make any capital expenditure in excess of $100,000 per item;

              (xi) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Members set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Article VI not being satisfied;

              (xii) knowingly take any action that would jeopardize the treatment of the transactions contemplated hereby as a "pooling of interests" for accounting purposes;

              (xiii) initiate, compromise or settle any material litigation or arbitration proceeding; or

              (xiv) agree in writing or otherwise to take any of the foregoing actions.

          (b) Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Cornerstone and each Cornerstone Subsidiary shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, neither Cornerstone nor any Cornerstone Subsidiary shall, without the written consent of S&N:

              (i) issue, sell, deliver or agree or commit to issue, sell or deliver or authorize the issuance, sale or delivery of, or redeem or repurchase, any securities or any rights, warrants or options to acquire any such securities (other than the issuance or granting of stock or options in the Ordinary Course of Business);

              (ii) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

              (iii) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

              (iv) amend its Certificate of Incorporation or the Certificate of Incorporation of NewCo;

              (v) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

              (vi) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Cornerstone Material Contract;

              (vii) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of Cornerstone set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Article VI not being satisfied;

              (viii) knowingly take any action that would jeopardize the treatment of the transactions contemplated by this Agreement as a "pooling of interests" for accounting purposes; or

              (ix) agree in writing or otherwise to take any of the foregoing actions.

     5.3  Full Access.  S&N shall permit representatives of Cornerstone to have
          -----------
access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of S&N) to the premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to S&N. Cornerstone shall permit representatives of S&N to have access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of Cornerstone) to the premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to Cornerstone. The Parties agree that the terms of the confidentiality letter agreements dated June 11, 1998 and July 1, 1998 between Cornerstone and S&N will apply to the information obtained during such investigations.

     5.4  Exclusivity.  S&N shall not, and S&N shall use its best efforts to
          -----------
cause its Affiliates and each of its members, officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit or facilitate any proposal relating to the acquisition (whether by merger, consolidation, sale of material assets, sale of S&N membership interests or other business combination) by any person or entity (other than Cornerstone) of all or any substantial portion of S&N or its equity, business or assets, (b) engage in any discussions or negotiations with any person or entity (other than Cornerstone) regarding any such acquisition, or

(c) provide any non-public information concerning S&N or its equity, business or assets to any person or entity (other than Cornerstone). S&N agrees to notify in writing any person or entity that has contacted or contacts S&N, any Member or any Affiliate, officer, director, employee, representative or agent thereof regarding any such acquisition that it has entered into a definitive acquisition agreement with Cornerstone.

     5.5  Net Worth.  S&N and the Members agree that they shall cause the net
          ---------
worth of S&N (defined as the total assets of S&N less the total liabilities of S&N, determined in accordance with GAAP and in a manner consistent with the preparation of the S&N Financial Statements) as of the date of the Closing to be not less than $2,323,883.

     5.6  Pooling Accounting.
          ------------------

          (a) From and after the date hereof and until the Closing, none of the Parties shall knowingly take, and each Party shall use its Reasonable Best Efforts to prevent its Affiliates from knowingly taking, any action, or knowingly fail or failing to take any action, that is reasonably likely to jeopardize the treatment of the transactions contemplated by this Agreement as a pooling of interests for accounting purposes.

          (b) Until the earlier of the Closing or the termination of this Agreement, each Member agrees that he or she will not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, the S&N membership interest presently owned by such Member.

     5.7  Transaction Expenses.  Cornerstone will be responsible for its own
          --------------------
costs and expenses, including investment banking, legal and accounting fees, incurred in connection with the transactions contemplated by this Agreement. S&N will be responsible for the costs and expenses of S&N and the Members, including investment banking, legal and accounting fees, incurred in connection with the transactions contemplated by this Agreement; provided that all such costs and expenses shall be taken into account in calculating the net worth of S&N as of the Closing for purposes of Section 5.5.

     5.8  Final Form S-1.  NewCo's Registration Statement on Form S-1 (described
          --------------
in Section 7.5 below), on the date (if any) on which it is declared effective, and on the date (if any) on which the closing of the offering of NewCo shares described therein occurs, will not contain any untrue statement of a material fact nor will it omit to state any material fact necessary in order to make the statements therein not misleading; provided, however, that no claim may be brought against NewCo or Cornerstone based on any information contained therein which was provided in writing by or based on information provided in writing by S&N or the Members.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     6.1  Conditions to Obligations of Cornerstone and Affiliates.  The
          -------------------------------------------------------
obligation of each of Cornerstone, NewCo and the Transitory Subsidiary to consummate the transactions contemplated by Articles I and II to occur at the Closing (the "Closing Transactions") is subject to the satisfaction (or waiver
              --------------------
by Cornerstone) of the following conditions:

          (a) Governmental Approvals.  The Parties shall have obtained all
              ----------------------
approvals, issuances, permits, consents and other authorizations from Governmental Entities necessary for the consummation of the Closing Transactions, and all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

          (b) Third Party Consents.  NewCo shall have been furnished with
              --------------------
evidence satisfactory to it of the consent or approval of those third parties whose consent or approval shall be required in connection with the Closing Transactions under any S&N Material Contract.

          (c) Pending Proceedings and Orders.  No action, suit or proceeding
              ------------------------------
shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Closing Transactions, (ii) cause the Closing Transactions to be rescinded following consummation or (iii) affect adversely the right of NewCo to own, operate or control any of the assets and operations of the Surviving Corporation or S&N following the Closing Transactions, and no such judgment, order, decree, stipulation or injunction shall be in effect.

          (d) Representations and Warranties.  The representations and
              ------------------------------
warranties of the Members set forth in the first sentence of Section 3.1, the first sentence of Section 3.2(a), Section 3.2(b) and Section 3.3 and any representations and warranties of S&N set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Members set forth in this Agreement (other than those referred to in the preceding clause) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties address matters as of a particular date (in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as of such date).

          (e) Covenants.  S&N and the Members shall have performed or complied
              ---------
with in all material respects the agreements and covenants required to be performed or complied with by them under this Agreement as of or prior to the Closing.

          (f) Certificate.  The Members shall have delivered to NewCo a
              -----------
certificate (the "S&N Certificate") to the effect that each of the conditions
                  ---------------
specified in clauses (a) through (e) of this Section 6.1 (insofar as it relates to S&N or the Members) is satisfied in all respects.

          (g) Executive Agreements.  Each of Fred E. Kamgar and Robert M.
              --------------------
Perkowitz shall have entered into an Executive Agreement with NewCo in the form of Exhibit E attached hereto.
   ---------

          (h) Amended and Restated Registration Agreement.  The Members, NewCo
              -------------------------------------------
and the requisite stockholders of NewCo necessary to effect the amendment and restatement of Cornerstone's existing Registration Agreement (which stockholders shall include, without limitation, Madison Dearborn Capital Partners, L.P., Chase Venture Capital Associates, L.P., Boston Capital Ventures II, Limited Partnership and Boston Capital Ventures III, Limited Partnership), shall have entered into an Amended and Restated Registration Agreement in the form of Exhibit F attached hereto (the "Registration Agreement").
---------

          (i) Letter Agreement.  NewCo and the Members shall have entered into a
              ----------------
letter agreement in the form of Exhibit G attached hereto.
                                ---------

          (j) Amendment to Stockholders Agreement.  The Stockholders Agreement
              -----------------------------------
between NewCo and certain of its stockholders shall have been amended, which amendment shall reflect that the Members shall have become parties thereto for certain limited purposes, such amendment to be in the form of Exhibit H hereto
                                                              ---------
(the "Amendment to Stockholders Agreement").

          (k) Legal Opinion.  NewCo shall have received from Vedder, Price,
              -------------
Kaufman & Kammholz, counsel to S&N and the Members, an opinion substantially in the form of Exhibit I attached hereto, addressed to NewCo and dated as of the
            ---------
Closing Date.

          (l) Pooling Letters.  NewCo shall have received a letter from Ernst &
              ---------------
Young LLP, addressed to S&N and NewCo, regarding its concurrence with NewCo's management's conclusions as to the appropriateness of the pooling of interests accounting under Accounting Principles Board Opinion No. 16 for the Closing Transactions, as contemplated to be effected as of the date of the letter, it being agreed that the Parties shall each provide reasonable cooperation to Ernst & Young LLP to enable them to issue such a letter. Ernst & Young LLP shall have received a letter from Arthur Andersen LLP, addressed to S&N, to the effect that Arthur Andersen LLP knows of nothing that would prohibit S&N from qualifying as an entity that may be a party to a business combination for which the pooling-of-interests method of accounting would be available under Accounting Principles Board Opinion No. 16, it being agreed that the Parties shall each provide reasonable cooperation to Arthur Andersen LLP to enable them to issue such a letter.

          (m) Review of S&N Financial Statements.  Arthur Andersen LLP shall
              ----------------------------------
have completed a review in accordance with Statement on Auditing Standards No. 71 of the unaudited balance sheet and statements of income and cash flows of S&N as of and for the interim periods ended June 30, 1997 and the Most Recent S&N Balance Sheet Date. Arthur Andersen LLP shall make available to Ernst & Young LLP its work papers relating to such review.

          (n) Closing Deliveries.  Cornerstone and NewCo shall have received
              ------------------
such other certificates and their respective instruments (including without limitation certificates of good standing of S&N and the Delaware limited liability company into which it will be merged in their respective jurisdictions of organization, and in any jurisdictions in which they are qualified, certified organizational documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

     6.2  Conditions to Obligations of S&N and the Members.  The obligation of
          ------------------------------------------------
the Members to consummate the Closing Transactions is subject to the satisfaction (or waiver by the Members) of the following conditions:

          (a) Governmental Approvals.  The Parties shall have obtained all
              ----------------------
approvals, issuances, permits, consents and other authorizations from Governmental Entities necessary for the consummation of the Closing Transactions, and all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

          (b) Third Party Consents.  The Members shall have been furnished with
              --------------------
evidence satisfactory to them of the consent or approval of those third parties whose consent or approval shall be required in connection with the Closing Transactions under any Cornerstone Material Contract.

          (c) Pending Proceedings and Orders.  No action, suit or proceeding
              ------------------------------
shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the Closing Transactions, (ii) cause the Closing Transactions to be rescinded following consummation or (iii) affect adversely the right of NewCo to own, operate or control any of the assets and operations of the Surviving Corporation or S&N following the

Closing Transactions, and no such judgment, order, decree, stipulation or injunction shall be in effect.

          (d) Representations and Warranties.  The representations and
              ------------------------------
warranties of Cornerstone and NewCo set forth in the first sentence of Section
4.1 and Section 4.3 and any representations and warranties of Cornerstone and NewCo set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Cornerstone and NewCo set forth in this Agreement (other than those referred to in the preceding clause) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties address matters as of a particular date (in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as of such date).

          (e) Covenants.  Cornerstone, NewCo and the Transitory Subsidiary shall
              ---------
have performed or complied with in all material respects the agreements and covenants required to be performed or complied with by them under this Agreement as of or prior to the Closing.

          (f) Certificate.  Cornerstone shall have delivered to the Members a
              -----------
certificate (the "Cornerstone Certificate") to the effect that each of the
                  -----------------------
conditions specified in clauses (a) through (e) of this Section 6.2 (insofar as it relates to Cornerstone, NewCo or the Transitory Subsidiary) is satisfied in all respects.

          (g) Executive Agreements.  NewCo shall have entered into an Executive
              --------------------
Agreement with each of Fred E. Kamgar and Robert M. Perkowitz in the form of

Exhibit E attached hereto.
---------

          (h) Registration Agreement.  NewCo and the requisite stockholders of
              ----------------------
NewCo necessary to effect the amendment and restatement of Cornerstone's existing Registration Agreement (which stockholders shall include, without limitation, Madison Dearborn Capital Partners, L.P., Chase Venture Capital Associates, L.P., Boston Capital Ventures II, Limited Partnership and Boston Capital Ventures III, Limited Partnership), shall have entered into the Registration Agreement with each of the Members.

          (i) Amendment to Stockholders Agreement.  The Amendment to
              -----------------------------------
Stockholders Agreement shall have been executed and delivered by all parties thereto.

          (j) Legal Opinion.  The Members shall have received from Hale and Dorr
              -------------
LLP, counsel to Cornerstone, an opinion substantially in the form of Exhibit J
                                                                     ---------
attached hereto, addressed to the Members and dated as of the Closing Date.

          (k) Pooling Letter.  S&N shall have received a letter from Ernst &
              --------------
Young LLP, addressed to S&N and NewCo, regarding its concurrence with NewCo's management's conclusions as to the appropriateness of the pooling of interests accounting under Accounting Principles Board Opinion No. 16 for the Closing Transactions, as contemplated to be effected as of the date of the letter, it being agreed that the Parties shall each provide reasonable cooperation to Ernst & Young LLP to enable them to issue such a letter.

          (l) No Material Adverse Change to Draft Form S-1.  There shall be no
              --------------------------------------------
material adverse change in the information contained in the Registration Statement on Form S-1 as proposed to be filed by NewCo pursuant to and in accordance with Section 7.5 below, as compared to the information contained in the Draft Form S-1.

          (m) Closing Deliveries.  The Members shall have received such
              ------------------
other certificates and instruments (including without limitation certificates of good standing of Cornerstone and NewCo in their jurisdictions of incorporation, certified organizational documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.


                                  ARTICLE VII

                             POST-CLOSING COVENANTS

     7.1  Stock Options.
          -------------

          (a) As soon as practicable, but in no event later than five days after the Closing, NewCo will grant incentive stock options to the S&N management personnel covering the number of shares of NewCo common stock specified in Exhibit K hereto. The exercise price for such options shall equal $17.00 per
---------
share. Such stock options shall provide for vesting over four years, and shall have other terms consistent with NewCo's customary stock option terms.

          (b) As soon as practicable, but in no event later than five days after the Closing, NewCo will grant incentive stock options to Fred E. Kamgar and Robert M. Perkowitz, with respect to an aggregate of 25,000 shares of NewCo common stock, which options shall have an exercise price per share of $17.00. The vesting period for such options shall be four years, and all such stock options shall have other terms consistent with NewCo's customary stock option terms for persons occupying comparable positions. NewCo shall grant to Messrs. Kamgar and Perkowitz stock options under NewCo's stock option plans, in amounts which are comparable to those granted by NewCo to persons occupying comparable positions at other NewCo direct or indirect operating subsidiaries, provided Messrs. Kamgar and Perkowitz satisfy applicable eligibility requirements.

     7.2  Stay Bonus Agreements.  On the day following the Closing Date, NewCo
          ---------------------
and S&N shall enter into the Stay Bonus Agreements attached hereto as Exhibit L
                                                                      ---------
with the various members of S&N's management referenced on Exhibit L. Such
                                                           ---------
agreements shall provide for aggregate payments in the respective amounts specified in Exhibit L, with 50% of the amounts payable to each bonus recipient
             ---------
to be paid on December 31, 1998 and 50% bonus to be paid on December 31, 1999, subject in each case to such person's continued employment with S&N on such dates.

     7.3  Board Observation Rights.  NewCo shall permit one person jointly
          ------------------------
designated by the Members to attend meetings of the NewCo Board of Directors, as an observer, for so long as the Members continue to own at least 50% of the aggregate number of NewCo/S&N Shares issued to the Members pursuant to this Agreement; provided that if NewCo consummates an initial public offering of its common stock within one year after the Closing Date, and the Members continue to own, on the second anniversary of the Closing Date, at least 50% of the aggregate number of NewCo/S&N Shares issued to the Members pursuant to this Agreement, such right shall terminate upon the second anniversary of the Closing Date. The person designated by the Members to attend meetings of the NewCo Board of Directors shall be required, as a condition to attending any meetings of the NewCo Board of Directors, to sign such confidentiality agreement as may be reasonably requested by NewCo and shall be entitled to review the minutes, if any, of meetings of any committee of the Board of Directors provided that such designated person is at the time serving as the observer pursuant to this
Section 7.3. NewCo will provide all notices and Board materials to such observer, and pay the reasonable expenses of such observer, as if such observer were a member of the Board of Directors. The Members' rights to designate an observer under this Section 7.3, and NewCo's obligations to provide notices and access hereunder to any observer designated by the Members, shall be suspended during any period of time during which the Members are entitled to designate one or more members of the Board of Directors of NewCo.

     7.4  Agreements Regarding Disposition of NewCo Stock.
          -----------------------------------------------

          (a) Each Member agrees that he or she:

              (i) will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce his or her interest in or risk relating to, any shares of capital stock of NewCo until after such time as NewCo has published (within the meaning of Accounting Series Release No. 135, as amended, of the Securities and Exchange Commission) financial results covering at least 30 days of operations of NewCo following the Closing; and

              (ii) will not offer, sell, pledge, hypothecate, transfer or otherwise dispose of, or reduce his or her interest in or risk relating to, any of the NewCo/S&N Shares unless at such time either: (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act; (ii) the undersigned shall have furnished to NewCo an opinion of counsel, reasonably satisfactory to NewCo, to the effect that such transaction is otherwise exempt from the registration requirements of the Securities Act; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, hypothecation, transfer or other disposition shall be effective under the Securities Act.

          (b) NewCo agrees not to consummate the initial public offering of its common stock until after it has published the financial results referred to in
Section 7.4(a)(i).

     7.5  Filing of Form S-1.  Substantially simultaneously with the Closing of
          ------------------
the transactions contemplated hereby, NewCo shall file with the Securities and Exchange Commission a Registration Statement on Form S-1 with respect to the initial public offering of shares of NewCo Common Stock. The Members shall be permitted to send one person as an observer to all of Cornerstone's drafting sessions with respect to such Form S-1 which occur after the date of this Agreement and prior to such filing, provided that such observer agrees to comply with and be subject to the confidentiality letter agreements dated June 11, 1998 and July 1, 1998 between Cornerstone and S&N with respect to all information and discussions at such drafting sessions.

     7.6  Consummation of Initial Public Offering.  NewCo shall use its
          ---------------------------------------
reasonable best efforts to consummate, on or before December 31, 1998, the initial public offering of shares of NewCo Common Stock, at a price per share not less than the lowest price in the filing range estimated by NewCo's lead underwriters in connection with the Form S-1 to be filed pursuant to Section 7.5, the lead underwriters for such initial public offering to be the lead underwriters designated in such Form S-1. NewCo will not consummate such initial public offering prior to the first date on which NewCo has published, within the meaning of applicable rules relating to pooling accounting, financial results covering at least 30 days of post-merger combined operations. The Members shall be offered the opportunity to register and sell up to $25,000,000 of their shares of NewCo Common Stock pursuant to such Form S-1, subject to and in accordance with the provisions of the Registration Agreement.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1  Indemnification by the Members.  The Members shall jointly and
          ------------------------------
severally indemnify NewCo in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the S&N or
                                    -------
NewCo or any Affiliate thereof resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of S&N or the Members contained in this Agreement or in the S&N Certificate.

     8.2  Indemnification by Cornerstone.  NewCo and Cornerstone shall jointly
          ------------------------------
and severally indemnify the Members in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Members resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Cornerstone, NewCo or the Transitory Subsidiary contained in this Agreement or in the Cornerstone Certificate.

     8.3  Indemnification Claims.
          ----------------------

          (a) A Party seeking to assert rights to indemnification under this
Article VIII (the "Indemnified Party") shall give written notification to the
                   -----------------
party from which indemnification is sought (the "Indemnifying Party") of the
                                                 ------------------
commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VIII may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such action, suit or proceeding, and shall describe (to the extent known by the Indemnified Party) the facts constituting the basis for such action, suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided the Indemnifying Party acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VIII. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense (the "Non-Controlling Party")
                                                       ---------------------
may participate therein at its own expense; provided that if the

Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The Party controlling such defense (the "Controlling Party") shall keep the Non-
                                         -----------------
Controlling Party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party such information as it may have with respect to such action, suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such action, suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

          (b) In order to seek indemnification under this Article VIII, an Indemnified Party shall give a written notification (a "Claim Notice") to the
                                                        ------------
Indemnifying Party which contains (i) a description and the amount (the "Claimed
                                                                         -------
Amount") of any Damages incurred or reasonably expected to be incurred by the
------
Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VIII for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

          (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response")
                                                                      --------
in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by certificates, issued in the name of the Indemnified Party or duly endorsed for transfer to the Indemnified Party, representing shares of NewCo Common Stock having a value (as determined below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response
                                     -------------
shall be accompanied by certificates, issued in the name of the Indemnified Party or duly endorsed for transfer to the Indemnified Party, representing shares of NewCo Common Stock having a value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response contests the payment of all or part of the Claimed Amount, the

Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 8.3(d) for the resolution of such dispute (a "Dispute"). For
                                                               -------
purposes of this Article VIII, shares of NewCo Common Stock shall be valued at $17.00 per share.

          (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall submit the Dispute to a mutually acceptable alternative dispute resolution procedure (which shall be binding upon the parties), including without limitation one administered by the American Arbitration Association or the Center for Public Resources (the "ADR Procedure"). The Indemnifying Party and
                                  -------------
the Indemnified Party shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the
              -----------
ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. Neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute except to the extent necessary or appropriate to enforce the determination reached in the ADR Procedure. The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be borne by the non-prevailing party in the Dispute, as determined by the ADR Service.

          (e) Notwithstanding the other provisions of this Section 8.3, if a third party asserts (other than by means of a lawsuit) that NewCo or S&N is liable to it for a monetary or other obligation which may constitute or result in Damages for which NewCo may be entitled to indemnification pursuant to this
Article VIII, and NewCo or S&N reasonably determines that a timely settlement of such obligation will minimize the amount of the associated Damages or that it has other valid business reasons to fulfill such obligation, then (i) NewCo or S&N shall be entitled to satisfy such obligation, with prior notice to, but without prior consent from, the Indemnifying Party Members, (ii) NewCo may subsequently make a claim for indemnification pursuant to this Article VIII in accordance with the provisions of this Section 8.3, and (iii) NewCo shall be reimbursed, in accordance with the provisions of this Section 8.3, for any such Damages for which it is entitled to indemnification pursuant to this Article VIII (subject to the right of the Indemnifying Party to dispute, in the manner set forth in Section 8.3, the entitlement of NewCo to indemnification or the amount for which it is entitled to indemnification).

     8.4  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained in this Agreement, the S&N Certificate or the Cornerstone Certificate shall survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and shall expire on the earlier to occur of
(i) the date one year following the Closing Date and (ii) the date on which NewCo's audit for its fiscal year ended January 30, 1999 is completed. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a

Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim
                                                           --------------
Notice"), then such representation or warranty shall survive until, but only for
------
purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

     8.5  Limitations.
          -----------

          (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Members for Damages under this Article VIII shall not exceed $7,082,388, (ii) the aggregate liability of Cornerstone for Damages under this
Article VIII shall not exceed $7,082,388 and (iii) Cornerstone shall be liable under this Article VIII for only that portion of the aggregate Damages which exceeds $500,000. For purposes solely of this Article VIII, (x) all representations and warranties of the Members in Article III (other than Section
3.15 and 3.32) shall be construed as if the term "material" and any reference to "S&N Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties, and (y) all representations and warranties of Cornerstone in Article IV (other than Section 4.15 and 4.29) shall be construed as if the term "material" and any reference to "Cornerstone Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

          (b) Except with respect to claims based on fraud, after the Closing, the rights of an Indemnified Party under this Article VIII shall be the exclusive remedy of an Indemnified Party with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

          (c) No Member shall have any right of contribution against S&N with respect to any breach by a Member of any of its representations, warranties, covenants or agreements.


                                   ARTICLE IX

                                  TERMINATION

     9.1  Termination of Agreement.  Either Cornerstone or S&N may terminate
          ------------------------
this Agreement prior to the Closing as provided below:

          (a) the Cornerstone and S&N may terminate this Agreement by mutual written consent; or

          (b) Cornerstone may terminate this Agreement by giving written notice to S&N in the event S&N or any Member is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (d) or (e) of Section 6.1 not to be satisfied and (ii) is not cured within 15 days following delivery by Cornerstone to S&N of written notice of such breach;

          (c) S&N may terminate this Agreement by giving written notice to Cornerstone in the event Cornerstone, NewCo or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (d) or (e) of Section 6.2 not to be satisfied and (ii) is not cured within 15 days following delivery by S&N to Cornerstone of written notice of such breach;

          (d) Cornerstone may terminate this Agreement by giving written notice to S&N if the Closing shall not have occurred on or before August 27, 1998 by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from a breach by Cornerstone, NewCo or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

          (e) S&N may terminate this Agreement by giving written notice to Cornerstone if the Closing shall not have occurred on or before August 27, 1998 by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from a breach by S&N or any Member of any representation, warranty or covenant contained in this Agreement).

     9.2  Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of S&N pursuant to Section 9.3 below, or any liability of any Party for a willful breach of any representation or warranty or a breach of any covenant set forth in this Agreement prior to such termination).

                                   ARTICLE X

                                OTHER AGREEMENTS

     10.1 Press Releases and Announcements.  No Party shall issue any press
          --------------------------------
release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided,
                                                                   --------
however, that Cornerstone or NewCo may make any public disclosure it believes in
-------
good faith is required by law or regulation or stock market rules.

     10.2 No Third Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     10.3 Entire Agreement.  This Agreement (including the documents referred
          ----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof (including without limitation the Letter of Intent dated July 13, 1998); provided that the confidentiality letter agreements dated June 11, 1998 and July 1, 1998 between Cornerstone and S&N shall remain in effect in accordance with their terms.

     10.4 Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

     10.5 Counterparts; Facsimile Signature.  This Agreement may be executed in
          ---------------------------------
two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     10.6 Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

          If to S&N or a Member:                Copies to both of:
          ---------------------                 -----------------
          Fred E. and Moria E. Kamgar           Vedder, Price, Kaufman &
          106 Emerald Bay                         Kammholz
          Laguna Beach, CA 92651                222 North LaSalle Street
          Home Fax No. (714) 376-6776           Chicago, IL 60601-1003
                                                Attn: Guy E. Snyder, Esq.

          and                                   and

          Robert M. Perkowitz                   Jeffer, Mangels, Butler &
          3817 Bonwood Drive                      Marmaro
          Charlotte, NC 28211                   2121 Avenue of the Stars
          Home Fax No. (704) 366-8517           10th Floor
                                                Los Angeles, Ca 90067
                                                Attn:  William F. Capps, Esq.

          If to Cornerstone, NewCo or the
          -------------------------------
          Transitory Subsidiary:                Copy to:
          ---------------------                 -------

          Cornerstone Brands,                   Hale and Dorr LLP
             Inc.                               60 State Street
          415 Congress Street, Suite 600        Boston, MA  02109
          Portland, ME 04101                    Attn:  Patrick J. Rondeau, Esq.
          Attn: Chief Executive Officer

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.8 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     10.9 Amendments and Waivers.  This Agreement may be amended at any time
          ----------------------
prior to the Closing by written agreement of Cornerstone and all of the Members. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 Severability. Any term or provision of this Agreement that is
           ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     10.11 Construction. The language used in this Agreement shall be deemed to
           ------------
be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     10.12 Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
           ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              THE INTERNATIONAL
                              CORNERSTONE GROUP, INC.

                              By:    /s/ WILLIAM T. END
                                     ------------------
                              Title: Chief Executive Officer


                              CORNERSTONE BRANDS, INC.

                              By:    /s/ WILLIAM T. END
                                     ------------------
                              Title: Chief Executive Officer


                              CORNERSTONE SN ACQUISITION CORP.

                              By:    /s/ WILLIAM T. END
                                     ------------------
                              Title: President


                              SMITH & NOBLE LLC

                              By:    /s/ FRED E. KAMGAR
                                     ------------------
                              Title: Manager


                              /s/ FRED E. KAMGAR
                              ------------------
                              FRED E. KAMGAR


                              /s/ MOIRA E. KAMGAR
                              -------------------
                              MOIRA E. KAMGAR


                              /s/ ROBERT M. PERKOWITZ
                              -----------------------
                              ROBERT M. PERKOWITZ

The following attachments to the foregoing Agreement and Plan of Reorganization dated August 25, 1998 (the "Agreement") by and among The International Cornerstone Group, Inc., the Registrant, Cornerstone SN Acquisition Corp., Smith & Noble LLC and the Members of Smith & Noble LLC have not been filed herewith, in accordance with Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended, because such attachments do not contain information that is material to an investment decision and that is not otherwise disclosed in the Agreement or in the Registrant's Registration Statement on Form S-1, as amended:

Schedule 1.10 -- Assigned Agreements
Exhibit A -- Agreement of Merger
Exhibit B -- LLC Merger Documents
Exhibit C -- Contribution Documents
Exhibit D -- Draft Form S-1
Exhibit E -- Executive Agreement
Exhibit F -- Amended and Restated Registration Agreement
Exhibit G -- Letter Agreement
Exhibit H -- Amendment to Stockholders Agreement
Exhibit I -- Opinion of Vedder, Price, Kaufman & Kammholz
Exhibit J -- Opinion of Hale and Dorr LLP
Exhibit K -- Stock Options
Exhibit L -- Form of Stay Bonus Agreement and List of Stay Bonus Recipients

The Registrant agrees to furnish supplementally copies of the above attachments to the Securities and Exchange Commission upon request.